                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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      Filed by a Party other than the Registrant / /

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                 by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c)
                 or Section240.14a-12

                          HEWLETT-PACKARD COMPANY
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
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

CARLETON S. FIORINA                                                                       HEWLETT-PACKARD COMPANY
President and                                          [LOGO]                             3000 Hanover Street
Chief Executive Officer                                invent                             Palo Alto, California 94304

To our Shareowners:

I am pleased to invite you to attend the annual meeting of shareowners of Hewlett-Packard Company to be held on Tuesday, February 29, 2000 at 2:00 p.m. at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

If you are unable to attend the meeting in person, you may listen to audio highlights, which will be posted a few days after the meeting on our investor relations Web site located at http://www.hp.com/go/financials.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

/s/ CARLETON S. FIORINA

                       2000 ANNUAL MEETING OF SHAREOWNERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................     1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
  ANNUAL MEETING............................................     2
  WHY AM I RECEIVING THESE MATERIALS?.......................     2
  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?.........     2
  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?...........     2
  WHAT IS HP'S VOTING RECOMMENDATION?.......................     2
  WHAT SHARES OWNED BY ME CAN BE VOTED?.....................     2
  WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A
    SHAREOWNER OF RECORD AND AS A BENEFICIAL OWNER?.........     2
  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?........     2
  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?...     3
  CAN I CHANGE MY VOTE?.....................................     3
  HOW ARE VOTES COUNTED?....................................     3
  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE
    PROPOSALS?..............................................     3
  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR
    VOTING INSTRUCTION CARD?................................     3
  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?.....     3
  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?.......     4
  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE
    MEETING?................................................     4
  WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?..........     4
  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?...........     4
  IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF
    DIRECTORS?..............................................     4
  WHO WILL COUNT THE VOTES?.................................     4
  IS MY VOTE CONFIDENTIAL?..................................     4
  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE
    MEETING?................................................     4
  MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S
    ANNUAL MEETING OF SHAREOWNERS OR NOMINATE INDIVIDUALS TO
    SERVE AS DIRECTORS?.....................................     5

BOARD STRUCTURE AND COMPENSATION............................     6

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP
  GUIDELINES................................................     8

PROPOSALS TO BE VOTED ON....................................     9
    PROPOSAL NO. 1  Election of Directors...................     9
    PROPOSAL NO. 2  Ratification of Independent
     Accountants............................................    11
    PROPOSAL NO. 3  Approval of the Hewlett-Packard Company
     2000 Stock Plan........................................    12
    PROPOSAL NO. 4  Approval of the Hewlett-Packard Company
     2000 Employee Stock Purchase Plan......................    16
    PROPOSAL NO. 5  Approval of the Hewlett-Packard Company
     Pay-for-Results Plan...................................    19

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
    MANAGEMENT..............................................    22
    Beneficial Ownership Table..............................    22
    Section 16(a) Beneficial Ownership Reporting
     Compliance.............................................    26

EXECUTIVE COMPENSATION......................................    27
    Summary Compensation Table..............................    27
    Option Grants in Last Fiscal Year.......................    32
    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values..........................    33
    Employment Contracts, Termination of Employment and
     Change in Control Arrangements.........................    34
    Pension Plans...........................................    36

    Officers Early Retirement Plan..........................    38
    Report of the Compensation Committee of the Board of
     Directors on Executive Compensation....................    40
    Stock Performance Graph.................................    44

OTHER MATTERS...............................................    45

APPENDIX A  HEWLETT-PACKARD COMPANY 2000 STOCK PLAN.........   A-1

APPENDIX B  HEWLETT-PACKARD COMPANY 2000 EMPLOYEE STOCK
  PURCHASE PLAN.............................................   B-1

APPENDIX C  HEWLETT-PACKARD COMPANY PAY-FOR-RESULTS PLAN....   C-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            HEWLETT-PACKARD COMPANY
                              3000 HANOVER STREET
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 857-1501

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TIME                                2:00 p.m. on Tuesday, February 29, 2000

PLACE                               Flint Center for the Performing Arts
                                    21250 Stevens Creek Boulevard
                                    Cupertino, California

ITEMS OF BUSINESS                   (1)  To elect directors

                                    (2) To ratify the appointment of independent accountants

                                    (3)  To approve the Hewlett-Packard Company 2000 Stock
                                         Plan

                                    (4)  To approve the Hewlett-Packard Company 2000
                                         Employee Stock Purchase Plan

                                    (5)  To approve the Hewlett-Packard Company Pay-for-
                                         Results Plan

                                    (6)  To consider such other business as may properly
                                         come before the meeting

RECORD DATE                         You are entitled to vote if you were a shareowner at
                                    the close of business on Friday, December 31, 1999.

MEETING ADMISSION                   TWO CUT-OUT ADMISSION TICKETS ARE INCLUDED ON THE BACK
                                    COVER OF THIS PROXY STATEMENT. Please contact the HP
                                    Corporate Secretary at our headquarters if you need
                                    additional tickets. The meeting will begin promptly at
                                    2 o'clock.

VOTING BY PROXY                     Please submit a proxy as soon as possible so that your
                                    shares can be voted at the meeting in accordance with
                                    your instructions. You may submit your proxy (1) over
                                    the Internet, (2) by telephone, or (3) by mail. For
                                    specific instructions, please refer to the QUESTIONS
                                    AND ANSWERS beginning on page 2 of this proxy statement
                                    and the instructions on the proxy card.

                                          By Order of the Board of Directors

                                          /s/ ANN O. BASKINS
                                          ANN O. BASKINS
                                          Vice President, General Counsel and
                                          Secretary

THIS NOTICE OF MEETING AND PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING
                   DISTRIBUTED ON OR ABOUT JANUARY 18, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation (sometimes referred to as the "Company" or "HP"), is providing these proxy materials for you in connection with HP's annual meeting of shareowners, which will take place on February 29, 2000. As a shareowner, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1999 Annual Report is also enclosed, and our full 1999 Consolidated Financial Statements accompany this proxy statement.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:  There are five proposals scheduled to be voted on at the meeting:

    - The election of directors,

    - The ratification of independent accountants,

    - The approval of the Hewlett-Packard Company 2000 Stock Plan,

    - The approval of the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, and

    - The approval of the Hewlett-Packard Company Pay-for-Results Plan.

Q:  WHAT IS HP'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

Q:  WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of the close of business on December 31, 1999, the RECORD DATE, may be voted by you. These shares include (1) shares held directly in your name as the SHAREOWNER OF RECORD, including shares purchased through HP's Dividend Reinvestment Plan and HP's Employee Stock Purchase Plan, and (2) shares held for you as the BENEFICIAL OWNER through a stockbroker or bank or shares purchased through HP's 40l(k) plan, the TAX SAVING CAPITAL ACCUMULATION PLAN ("TAXCAP").

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREOWNER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most HP shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    SHAREOWNER OF RECORD

    If your shares are registered directly in your name with HP's transfer agent, Harris Trust and Savings Bank, you are considered, with respect to those shares, the SHAREOWNER OF RECORD, and these proxy materials are being sent directly to you by HP. As the SHAREOWNER OF RECORD, you have the right to grant your voting proxy directly to HP or to vote in person at the meeting. HP has enclosed a proxy card for you to use.

    BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the SHAREOWNER OF RECORD. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the SHAREOWNER OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the SHAREOWNER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

    EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD IN STREET NAME MAY BE VOTED

    IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

    BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

    BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?".

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:  HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting), except that any shares you hold in TAXCAP will be voted in proportion to the way the other TAXCAP participants vote their shares.

Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the nine persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a BENEFICIAL OWNER and do not provide the SHAREOWNER OF RECORD with voting instructions, your shares may constitute BROKER NON-VOTES, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" below. In tabulating the voting result for any particular proposal, shares that constitute BROKER NON-VOTES are not considered entitled to vote on that proposal.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the HP Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a shareowner of record as of the close of business on December 31, 1999 and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of December 31, 1999.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2000.

Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the five proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Carleton S. Fiorina, HP's President and Chief Executive Officer, and Ann O. Baskins, HP's Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:  WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on December 31, 1999, the RECORD DATE, is entitled to one vote on all items being voted upon at the annual meeting other than election of directors. On the RECORD DATE, we had approximately 1,004,949,833 shares of common stock issued and outstanding.

Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:  IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A: In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by you. Thus, if you own 1 share of stock, you could allocate 9 "FOR" votes (9 X 1) to as few or as many persons you choose. Cumulative voting only applies to the election of directors. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to do so, either by so indicating in writing on the proxy card or by stating so when voting at the annual meeting.

Q:  WHO WILL COUNT THE VOTES?

A: A representative of Harris Trust and Savings Bank, HP's transfer agent, will tabulate the votes and act as the inspector of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties except
    (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareowners provide written comments on their proxy card, which are then forwarded to HP management.

Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: HP will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Corporate Investor Communications, Inc. ("CIC") to assist us in the distribution of proxy materials and the solicitation of votes. We will pay CIC a fee of $15,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREOWNERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareowner meetings, including director nominations.

    SHAREOWNER PROPOSALS: In order for a shareowner proposal to be considered for inclusion in HP's proxy statement for next year's annual meeting, the written proposal must be received by HP no later than September 20, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, written notice must be received by HP no later than September 20, 2000 and shall contain such information as required under our Bylaws.

    NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by our Board's Organization Review and Nominating Committee. Any such recommendations should be directed to the HP Corporate Secretary at our headquarters. In addition, our Bylaws permit shareowners to nominate directors at a shareowner meeting. In order to make a director nomination at a shareowner meeting, it is necessary that you notify HP not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since January 18, 2000 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by HP not later than September 20, 2000 (i.e., 120 days prior to January 18). In addition, the notice must meet all other requirements contained in our Bylaws.

    COPY OF BYLAW PROVISIONS: You may contact the HP Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

                        BOARD STRUCTURE AND COMPENSATION

    Our Board has 11 directors and the following five committees: (1) Audit, (2) Compensation, (3) Executive, (4) Finance and Investment, and (5) Organization Review and Nominating. The membership and the function of each committee are described below. During fiscal year 1999, the Board held 14 meetings and each director attended at least 75% of all Board and applicable committee meetings.

                                                                                                 ORGANIZATION REVIEW
NAME OF DIRECTOR                 AUDIT      COMPENSATION    EXECUTIVE   FINANCE AND INVESTMENT   AND NOMINATING
NON-EMPLOYEE DIRECTORS:(1)
Philip M. Condit                    X                                                                      X
Patricia C. Dunn(2)                                                               X*
John B. Fery                                      X                                                        X*
Jean-Paul G. Gimon                                                                X
Sam Ginn                                          X                               X
Richard A. Hackborn(2)(3)           X                                             X
Walter B. Hewlett                   X                                                                      X
Dr. George A. Keyworth II           X*                                                                     X
Susan Packard Orr                                 X*
EMPLOYEE DIRECTORS:(4)
Carleton S. Fiorina(5)                                           X*                                        X
Robert P. Wayman                                                 X                X
Number of Meetings in Fiscal
  Year 1999                         4             6            0(6)               5                      1(7)

X = Committee member; * = Chair

(1) Dr. Thomas E. Everhart and Dr. David M. Lawrence became directors of Agilent Technologies, Inc. in July 1999 and resigned from the HP Board effective September 17, 1999. Dr. Everhart previously served on the Compensation and Finance and Investment Committees, and Dr. Lawrence previously served on the Audit and Compensation Committees. David Woodley Packard resigned from the HP Board effective March 18, 1999. Mr. Packard previously served on the Finance and Investment and Organization Review and Nominating Committees.

(2) Effective January 1, 2000, Patricia C. Dunn became Chair of the Finance and Investment Committee, replacing Richard A. Hackborn.

(3) Effective January 1, 2000, Richard A. Hackborn became Chairman of the Board, replacing Lewis E. Platt.

(4) Lewis E. Platt resigned from the Board effective December 31, 1999.
    Mr. Platt previously served as Chairman of the Board and Chair of the Executive Committee and served on the Organization Review and Nominating Committee. Mr. Platt also served as President and Chief Executive Officer through July 31, 1999.

(5) Carleton S. Fiorina was elected a director of HP on July 23, 1999.

(6) Numerous actions were taken by the Executive Committee by written consent. The Executive Committee met informally and had other discussions relating to these actions and other governance matters during the fiscal year.

(7) An Ad Hoc Committee of the Board, which included members of the Organization Review and Nominating Committee, was established in connection with the search for a new chief executive officer and the realignment of HP. Because the Ad Hoc Committee met numerous times during the fiscal year in that capacity, the Organization Review and Nominating Committee met formally only once during the fiscal year.

THE AUDIT COMMITTEE

The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and selects our independent accountants. In addition, the committee monitors the non-audit services of our independent accountants. In discharging its duties, the committee:

    - reviews and approves the scope of the annual audit and the independent accountants' fees;

    - meets independently with our internal auditing staff, our independent accountants and our senior management; and

    - reviews the general scope of our accounting, financial reporting, annual audit and internal audit program and matters relating to internal control systems, as well as the results of the annual audit.

COMPENSATION COMMITTEE

The Compensation Committee determines, and approves and reports to the Board on, all elements of compensation for our elected officers including bonuses, as described below in pages 40 through 44 of this proxy statement.

EXECUTIVE COMMITTEE

The Executive Committee meets or takes written action when the Board is not otherwise meeting and has the same level of authority as the Board, except that it cannot amend HP's Bylaws, recommend any action that requires the approval of the shareowners or take any other action not permitted to be delegated to a committee under Delaware law.

FINANCE AND INVESTMENT COMMITTEE

The Finance and Investment Committee supervises the investment of all assets held by HP's employee benefit plans and funds and reviews the investment results of HP's international subsidiaries' pension plans. It also establishes and reviews policies regarding the investment of general corporate assets, HP's capital structure and the issuance of debt, as well as the use of derivative investments to manage currency and interest rate exposure. In addition, the committee provides oversight and guidance to the Board regarding significant financial matters, including the payment of dividends.

ORGANIZATION REVIEW AND NOMINATING COMMITTEE

The Organization Review and Nominating Committee proposes a slate of directors for election by our shareowners at each annual meeting and candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans and addressing Board organizational and governance issues. In addition, an Ad Hoc Committee, which included members of the Organization Review and Nominating Committee, was responsible for the search for our new President and Chief Executive Officer and determining her employment terms and the transition package for our outgoing President and CEO.

                       DIRECTOR COMPENSATION ARRANGEMENTS
                         AND STOCK OWNERSHIP GUIDELINES

    The following table provides information on HP's compensation and reimbursement practices during fiscal year 1999 for non-employee directors, as well as the range of compensation paid to non-employee directors who served the entire 1999 fiscal year. Directors who are employed by HP, Ms. Fiorina and Mr. Wayman, do not receive any compensation for their Board activities.

                              DIRECTOR COMPENSATION TABLE
                                FOR FISCAL YEAR 1999(1)
Annual Director Retainer....................................                   $100,000
Minimum Percentage of Annual Retainer to be Paid in HP Stock
 or Options(2)..............................................                        75%
Board Meeting Attendance Fees (per meeting through
 2/28/99)...................................................                     $1,500
Range of Board Meeting Attendance Fees Paid to Directors
 (11/1/98 to 2/28/99).......................................             $4,500--$6,000
Committee Meeting Attendance Fees (per meeting through
 2/28/99)...................................................                     $1,200
Range of Committee Meeting Attendance Fees Paid to Directors
 (11/1/98 to 2/28/99).......................................             $2,400--$6,000
Additional Retainer for Committee Chair.....................                     $5,000
Reimbursement for Expenses Attendant to Board Membership....                        Yes
Range of Total Compensation Paid to Directors (for the
 year)......................................................         $105,700--$110,700

(1) All directors served the entire 1999 fiscal year, except for Carleton S. Fiorina, who joined our Board on July 23, 1999, Dr. Thomas E. Everhart and Dr. David Lawrence, both of whom resigned effective September 17, 1999, and David Woodley Packard, who resigned effective March 18, 1999.

(2) Less than 75% may be paid in stock under special circumstances as determined by the Board.

    Effective March 1, 1999, the Compensation Committee approved the following changes to the compensation program for non-employee directors: (1) the annual director retainer was increased from $45,000 to $100,000, (2) Board and committee attendance fees were eliminated, and (3) the minimum percentage of the annual retainer to be paid in HP stock or options was increased, absent special circumstances, from 50% to 75%. In addition, the Compensation Committee increased the stock ownership guidelines for directors. Under these revised guidelines, all directors are required to accumulate over time shares of HP stock equal in value to at least twice the value of the annual director retainer.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    There are nine nominees for election to our Board this year. Directors
John B. Fery and Jean-Paul G. Gimon are not standing for re-election. All of the nominees have served as directors since the last annual meeting, except for Carleton S. Fiorina, who was elected a director by our Board on July 23, 1999 and will stand for election as a director by our shareowners for the first time at this year's annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors except as described below.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

VOTE REQUIRED

    The nine persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

PHILIP M. CONDIT                 Mr. Condit has been Chairman of The Boeing Company since
Director since 1998              February 1997, its Chief Executive Officer since April 1996
Age 57                           and a member of its board since 1992. He served as President of The Boeing Company from August 1992 until becoming
                                 Chairman.

PATRICIA C. DUNN                 Ms. Dunn has been Chairman of Barclays Global Investors
Director since 1998              since July 1998 and its Co-Chief Executive Officer since
Age 46                           October 1995. Prior to becoming Chairman, Ms. Dunn had
                                 served as Barclay's Co-Chairman since January 1997. In 1995, she was named Managing Director and Chief Executive Officer of the Defined Benefit Group of Barclays. Ms. Dunn is
                                 Chairman of Barclays Global Investors, N.A. and Barclays
                                 Global Fund Services.

CARLETON S. FIORINA              Ms. Fiorina became President and Chief Executive Officer of
Director since 1999              HP in July 1999, succeeding Lewis E. Platt. From October
Age 45                           1997 until she joined HP, Ms. Fiorina was Group President of the Global Service Provider Business of Lucent
                                 Technologies, Inc., a communications systems and technology company. From October 1996 to October 1997, she was
                                 President of Lucent Technologies' Consumer Products
                                 Business, and from January 1996 to October 1996 she was
                                 Executive Vice President, Corporate Operations. From January
                                 1995 to January 1996, she was President, North America and
                                 from July 1994 to January 1995, she was President, Atlantic and Canada Region in the Network Systems Group of AT&T.
                                 Ms. Fiorina is a member of the Board of Directors of the
                                 Kellogg Company and Merck & Co. and also serves on the U.S.
                                 China Board of Trade.

SAM GINN                         Mr. Ginn has served as Chairman of Vodafone AirTouch Plc
Director since 1996              since July 1999, following the merger of Vodafone and
Age 62                           AirTouch. He was Chairman of the Board and Chief Executive
                                 Officer of AirTouch from December 1993 to June 1999. He was
                                 Chairman of the Board, President and Chief Executive Officer
                                 of the Pacific Telesis Group from 1988 to April 1994.
                                 Mr. Ginn is also a director of Chevron Corporation.

RICHARD A. HACKBORN              Mr. Hackborn served as HP's Executive Vice President,
Director since 1992              Computer Products Organization from 1990 until his
Age 62                           retirement in November 1993 after a 33-year career with our company. He is a director of Microsoft Corporation, the
                                 William and Flora Hewlett Foundation and the Boise Art
                                 Museum.

WALTER B. HEWLETT                Mr. Hewlett has been an independent software developer
Director since 1987              involved with computer applications in the humanities for
Age 55                           more than five years. In 1997, Mr. Hewlett was elected to
                                 the Board of Overseers of Harvard University. In 1994,
                                 Mr. Hewlett participated in the formation of Vermont
                                 Telephone Company of Springfield, Vermont and currently
                                 serves as its Chairman. Mr. Hewlett founded the Center for
                                 Computer Assisted Research in the Humanities in 1984, for
                                 which he serves as a director. Mr. Hewlett has been a
                                 trustee of The William and Flora Hewlett Foundation since
                                 its founding in 1966 and currently serves as its Chairman.
                                 Mr. Hewlett has served as a director of Agilent
                                 Technologies, Inc. since 1999. He is the son of HP co-
                                 founder William R. Hewlett and the brother-in-law of
                                 retiring director Jean-Paul G. Gimon.

GEORGE A. KEYWORTH II            Dr. Keyworth has been Chairman and Senior Fellow with The
Director since 1986              Progress & Freedom Foundation, a public policy research
Age 60                           institute, since 1995. He had been a Distinguished Fellow of the Hudson Institute from 1988 to 1995. He is a director of
                                 Encanto Networks, Inc., NovaWEB Technologies, Inc.,
                                 Yourtel, Inc. and General Atomics. Dr. Keyworth holds
                                 various honorary degrees and is an honorary professor at
                                 Fudan University in Shanghai, People's Republic of China.

SUSAN PACKARD ORR                Ms. Orr has been President and owner of the Technology
Director since 1993              Resource Assistance Center, which provides computer
Age 53                           consulting and software development services to non-profit organizations, since 1986. Ms. Orr is Chairman and a
                                 director of The David and Lucile Packard Foundation and Vice
                                 President and a director of The Packard Humanities
                                 Institute.

ROBERT P. WAYMAN                 Mr. Wayman has served as an Executive Vice President of our
Director since 1993              company, responsible for finance and administration, since
Age 54                           December 1992 and Chief Financial Officer since 1984.
                                 Mr. Wayman is a director of CNF Transportation, Inc. and
                                 Sybase Inc. He also serves as a member of the Kellogg
                                 Advisory Board to Northwestern University School of Business
                                 and is Chairman of the Private Sector Council.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as HP's independent accountants to audit HP's consolidated financial statements for the fiscal year ending October 31, 2000. During fiscal year 1999, PricewaterhouseCoopers served as HP's independent accountants and also provided certain tax and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, where they will be available to respond to questions and, if they desire, to make a statement.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS HP'S INDEPENDENT ACCOUNTANTS FOR THE 2000 FISCAL YEAR. If the appointment is not ratified, our Board will consider whether it should select other independent accountants.

VOTE REQUIRED

    Ratification of the appointment of PricewaterhouseCoopers LLP as HP's independent accountants for fiscal year 2000 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

                                 PROPOSAL NO. 3

                    APPROVAL OF THE HEWLETT-PACKARD COMPANY
                                2000 STOCK PLAN

    On November 18, 1999, the Compensation Committee of the Board of Directors adopted the Hewlett-Packard Company 2000 Stock Plan (the "Stock Plan") and reserved 125,000,000 shares of common stock for issuance thereunder, subject to shareowner approval. As of the present date, no awards have been granted pursuant to the Stock Plan.

    At the annual meeting, the shareowners are being asked to approve the Stock Plan and the reservation of shares for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEWLETT-PACKARD COMPANY 2000 STOCK PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

VOTE REQUIRED

    Approval of the Stock Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

SUMMARY OF THE 2000 STOCK PLAN

    GENERAL. The purpose of the Stock Plan is to encourage ownership in HP by key personnel whose long-term employment is essential to HP's continued progress. Stock options, stock awards and cash awards may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

    ADMINISTRATION. The Stock Plan may generally be administered by the Board or a Committee appointed by the Board including the Executive Committee (as applicable, the "Administrator").

    ELIGIBILITY. Non-statutory stock options, stock awards and cash awards may be granted under the Stock Plan to employees, directors and consultants of HP, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of HP or its subsidiaries. The Administrator, in its discretion, selects the employees, directors and consultants to whom options, stock awards and cash awards may be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

    LIMITATIONS. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of HP. In order to preserve HP's ability to deduct the compensation income associated with options granted to such persons, the Stock Plan provides that no employee, director or consultant may be granted, in any fiscal year of HP, options to purchase more than 5,000,000 shares of common stock. Notwithstanding this limit, however, an individual may be granted options to purchase up to an additional 5,000,000 shares of common stock in connection with his or her initial employment with HP. In addition, the aggregate number of shares underlying stock awards granted under the Stock Plan may not exceed 10,000,000, and the aggregate number of shares underlying discounted non-statutory stock options that may be granted under this Plan generally may not exceed 15,000,000.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between HP and the optionee and is subject to the following additional terms and conditions:

    EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The exercise price of a non-statutory stock option may not be less than 75% of the fair market value of the common stock on the date such option is granted, although certain replacement options with lower exercise prices may be granted to service providers of entities acquired by HP. The fair market value of the common stock is generally determined as the average of the highest and lowest quoted sales prices for the common stock on the date the option is granted (or if no sales were reported that day, the last preceding day a sale occurred). As of December 31, 1999, the average of the highest and lowest quoted sales prices of common stock was $114.69 per share. In addition, no option may be repriced, replaced, regranted through cancellation or modified without shareowner approval if the effect would be to reduce the exercise price of such option (except in connection with a change in HP's capitalization).

    EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable and in its discretion may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of HP (with some restrictions), broker assisted same day sales, any other form of consideration permitted by applicable law, or any combination thereof.

    TERM OF OPTION. The term of an option may be no more than ten years from the date of grant, or 10 1/2 years in certain jurisdictions outside of the United States. No option may be exercised after the expiration of its term.

    TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (other than as described below), then all options held by the optionee under the Stock Plan generally will terminate immediately upon the optionee's termination.

    DEATH, DISABILITY OR RETIREMENT DUE TO AGE. If an optionee's employment or consulting relationship terminates as a result of the optionee's death, then all unvested options will immediately vest and all options may be exercised for one year following the optionee's death. If an optionee's employment or consulting relationship terminates as a result of the optionee's disability or retirement due to age, then all unvested options will immediately vest and the optionee may exercise the option within three years of the date of such disability or retirement for a non-statutory stock option, and within three months of the date of such disability or retirement for an incentive stock option, provided that no option may be exercised after the expiration of its term.

    VOLUNTARY SEVERANCE INCENTIVE PROGRAM OR DIVESTITURE. If an optionee ceases to be an employee as a result of participation in voluntary severance incentive program of HP or a subsidiary, all unvested options will immediately vest and all outstanding options will be exercisable for three months following the optionee's termination. If an employee ceases to be a participant because of a divestiture by HP, as determined by the Administrator, the Administrator will have the sole discretion to accelerate the vesting of outstanding options and determine the time period for exercise.

    NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, options granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

    OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan, as may be determined by the Administrator.

    STOCK AWARDS. In the case of stock awards, unless the Administrator determines otherwise, the restricted stock agreement will provide that the unvested stock is forfeited back to HP upon the awardee's termination of employment for any reason (except death, disability, retirement, or participation in a voluntary severance incentive program). Upon disability or retirement due to age, the forfeiture provisions of the restricted stock continue to lapse as long as the awardee does not compete or disclose any confidential information and, if retiring due to age, the awardee performs reasonably requested consulting services. The forfeiture provisions for the restricted stock will generally lapse at a rate determined by the Administrator. Upon the death of an awardee, or if an awardee's employment is terminated due to a voluntary severance incentive program of HP or a subsidiary, then the forfeiture provisions lapse as to a prorated amount based on the awardee's length of service since the grant of the restricted stock.

    CASH AWARDS. The Administrator may grant cash awards which entitle the recipient to a cash payment upon meeting predetermined goals.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. In the event that HP's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in HP's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or stock award outstanding under the Stock Plan, and the exercise price of any such outstanding option or stock award.

    In the event of a liquidation or dissolution, any unexercised options or stock awards will terminate. The Administrator, in its discretion, may provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, and be fully vested in any stock awards until the date ten days prior to the consummation of the liquidation or dissolution.

    In the event of a change of control of HP, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards for a cash payment to the awardee.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, HP shall obtain shareowner approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareowners may alter or impair any option or award previously granted under the Stock Plan without the written consent of the awardee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareowners or the Board of HP, whichever is earlier.

    NEW PLAN BENEFITS. Because benefits under the Stock Plan will depend on the Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Stock Plan is approved by the shareowners.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareowner of HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

    NON-STATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of HP is subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

    STOCK AWARDS. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the service provider ceases to provide services to HP. As a result of this substantial risk of forfeiture, the service provider will not recognize ordinary income at the time of award. Instead, the service provider will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The service provider's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

    The service provider may accelerate to the date of award his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a service provider who is an employee will be subject to tax withholding by HP. Unless limited by Section 162(m) of the Code, HP is entitled to a deduction in the same amount as and at the time the service provider recognizes ordinary income.

    CASH AWARDS. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. In the case of a recipient who is also an employee, any cash received will be subject to tax withholding by HP. Unless limited by section 162(m) of the Code, HP will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND HP WITH RESPECT TO THE GRANT AND/OR EXERCISE OF OPTIONS AND AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE'S OR CONSULTANT'S INCOME OR GAIN MAY BE TAXABLE.

INCORPORATION BY REFERENCE

    The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

                                 PROPOSAL NO. 4

                    APPROVAL OF THE HEWLETT-PACKARD COMPANY
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    On November 18, 1999, the Compensation Committee of the Board of Directors adopted the Hewlett-Packard Company Employee Stock Purchase Plan (the "ESPP"), effective November 1, 2000, and reserved 50,000,000 shares for issuance under the ESPP, subject to shareowner approval within 12 months of Board approval.

    At the annual meeting, HP shareowners are being asked to approve the ESPP and the Board's reservation of shares under the ESPP for the purpose of qualifying such shares for special tax treatment under Internal Revenue Code
Section 423. The ESPP is intended to replace HP's existing employee stock purchase plan, which had approximately 1,384,885 shares of common stock available for purchase as of December 31, 1999.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEWLETT-PACKARD COMPANY EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

VOTE REQUIRED

    Approval of the ESPP requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

SUMMARY OF THE ESPP

    GENERAL. The purpose of the ESPP is to provide employees of HP and its designated subsidiaries with an opportunity to purchase HP common stock and, therefore, to have an additional incentive to contribute to the prosperity of HP.

    ADMINISTRATION. The ESPP is administered by a committee (the "Committee") appointed by the Board. The Committee has full power to interpret the ESPP, and the decisions of the Board and the Committee are final and binding upon all participants.

    ELIGIBILITY. Any employee of HP or any HP subsidiary designated by the Committee who is regularly employed for at least 20 hours per week and more than five months in a calendar year on an Entry Date (as defined below) is eligible to participate in the ESPP during the Purchase Period (as defined below) beginning on that Entry Date, subject to administrative rules established by the Committee. However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant, that employee would have owned 5% of either the voting power or the value of HP's common stock, and no employee's rights to purchase HP's common stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 per calendar year. Eligible employees become participants in the ESPP by filing with HP a subscription agreement authorizing payroll deductions on a date set by the Committee prior to the applicable Entry Date. As of October 31, 1999, approximately 111,877 HP employees, including 11 executive officers, were eligible to participate in the ESPP.

    PARTICIPATION IN AN OFFERING. The ESPP is implemented by offering periods lasting for two years (an "Offering Period"). The first two-year Offering Period will commence on November 1, 2000. Common stock is purchased under the ESPP every six months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. The Entry Date is the first trading day of the Offering Period or, for new participants, the first trading day of the first Purchase Period after the employee becomes eligible. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed, for an Offering Period, 10% of a participant's compensation and is also subject to the limitations discussed above. A participant may increase or decrease his or her rate of contribution through payroll deductions at any time, but at no time may such rate of contribution exceed 10%. Each participant who has elected to participate is automatically granted an option to purchase shares of common stock on his or her Entry Date. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares that may be purchased by an employee in any Purchase Period, subject to the limitations discussed above, may not exceed 5,000 shares of common stock during a Purchase Period.

    PURCHASE PRICE, SHARES PURCHASED. Shares of common stock may be purchased under the ESPP at a price not less than 85% of the fair market value of the common stock on (i) the Entry Date or (ii) the last trading day of the Purchase Period, whichever is less. On December 31, 1999, the closing price per share of HP common stock was $113.75. The number of whole shares of HP common stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including death, immediately cancels his or her option and participation in the ESPP. In such event, the payroll deductions credited to the participant's account will be returned without interest to him or her or, in the case of death, to the person or persons entitled to those deductions.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. In the event that HP common stock is changed by reason of any stock split, stock dividend, combination, recapitalization or other similar changes in HP's capital structure effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of stock subject to the ESPP, the number of shares of stock to be purchased pursuant to an option and the price per share of common stock covered by an option. Any such adjustment will be made by the Board, whose determination shall be conclusive and binding. In the event of a proposed sale of all or substantially all of the assets of HP or the merger or consolidation of HP with another company, the Board may determine that each option will be assumed by, or an equivalent option substituted by the successor company or its affiliates, that the purchase date will be accelerated, or that all outstanding options will terminate and accumulated payroll deductions will be refunded.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may terminate or amend the ESPP at any time, except that it may not increase the number of shares subject to the ESPP other than as described in the ESPP. The ESPP will continue until November 1, 2010 unless otherwise terminated by the Board.

    WITHDRAWAL. Generally, a participant may withdraw from the ESPP during a Purchase Period prior to the fifth business day before a purchase date. The Committee may establish rules limiting the frequency with which participants may withdraw and re-enroll in the plan and may establish a waiting period for participants wishing to re-enroll.

    NEW PLAN BENEFITS. Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of HP common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the shareowners. Non-employee directors are not eligible to participate in the ESPP.

FEDERAL INCOME TAX CONSEQUENCES

    If HP shareowners approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Entry Date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of

(i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the Entry Date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. HP is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to HP.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND HP WITH RESPECT TO THE SHARES PURCHASED UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT'S INCOME OR GAIN MAY BE TAXABLE.

INCORPORATION BY REFERENCE

    The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

                                 PROPOSAL NO. 5

                    APPROVAL OF THE HEWLETT-PACKARD COMPANY
                              PAY-FOR-RESULTS PLAN

    On November 18, 1999, the Compensation Committee of the Board of Directors adopted the Hewlett-Packard Company Pay-for-Results Plan (the "PFR Plan," formerly known as the Hewlett-Packard Company Variable Pay Plan). At the annual meeting, shareowners are being asked to approve the PFR Plan in order to qualify payments made to certain HP officers under the PFR Plan as deductible for U.S. federal income tax purposes. The Board believes that the PFR Plan benefits shareowners by linking a portion of executive compensation to performance and by qualifying amounts paid pursuant to the PFR Plan for a U.S. federal income tax deduction.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEWLETT-PACKARD COMPANY PFR PLAN.

VOTE REQUIRED

    Approval of the PFR Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

SUMMARY OF THE PAY-FOR-RESULTS PLAN

    GENERAL. The PFR Plan is designed to provide certain employees of HP and its subsidiaries with incentive compensation based on the level of HP's achievement of financial, business and other performance criteria. Under the PFR Plan, the Compensation Committee will designate a target short-term bonus ("STB") with respect to a six-month performance period and a target mid-term bonus ("MTB") with respect to a three year performance period for each plan participant (a "Participant"), as well as the applicable performance measures for receiving such bonuses. The PFR Plan amends and supersedes the 1999 Variable Pay Plan adopted by the Compensation Committee and approved by HP shareowners at last year's annual meeting.

    SECTION 162(m). Section 162(m) of the Code ("Section 162(m)") places a limit on the deductibility for federal income tax purposes of the compensation paid to certain executive officers of HP. Certain performance-based compensation (such as that under the PFR Plan) that has been approved by HP's shareowners is not subject to this deduction limit.

    ADMINISTRATION. Unless otherwise designated by the Board, the Compensation Committee of the Board (the "Committee") will administer the PFR Plan and has full power to construe, interpret and administer the PFR Plan. The Committee may empower a committee or person or persons to administer the PFR Plan with respect to participants other than "covered employees" (as that term is defined in Section 162(m)).

    PARTICIPATION AND ELIGIBILITY. Persons employed by HP or one of its affiliates and in active service during a performance period will be eligible to participate. Actual Participants for each six-month performance period for a STB or each fiscal year for a MTB will be designated by the Committee.

    The Committee will determine PFR Plan participation based on an employee's job position. With respect to STBs, if a Plan Participant changes from one eligible position to another or transfers into a position that is not eligible for participation under the PFR Plan, any award will be prorated based on the Participant's time in each eligible position and his or her performance in each eligible position (such a change will have no effect on an MTB). A Participant will forfeit any bonus for a performance period during which such participant is involuntarily terminated by HP for cause or voluntarily terminates his or her employment with HP for any reason, although the Committee may determine that the forfeiture does not apply in cases of termination due to death, permanent or total disability or retirement. Adjustments will also be made if a Participant is on a Company-approved leave of absence or his or her base pay changes during the performance period for an STB.

    The Committee has designated 83 Participants for the current STB performance period, the first half of which began on November 1, 1999 and will end
April 30, 2000, and the second half of which will begin May 1, 2000 and end October 31, 2000. In addition, the Committee has designated 83 Participants for the current MTB performance period, which began on November 1, 1999 and will end on October 31, 2002.

    PLAN OPERATION. The PFR Plan will be administered in six-month performance periods, which coincide with each half of HP's fiscal year, with respect to STBs. With respect to MTBs, which are based on a three year period, a new performance period generally will begin on the first day of each fiscal year.

    An STB is payable in cash. An MTB is payable in cash, stock or a discounted non-statutory stock option granted in accordance with the Hewlett-Packard Company 1995 Incentive Stock Plan, the Hewlett-Packard Company 2000 Stock Plan and/or successor plans.

    Prior to a date which generally is not later than the expiration of 25% of the days in a particular performance period, the Committee will determine who will participate in the PFR Plan and for each Participant:

- the target STB and MTB, 100% of which are payable if all applicable performance measures are achieved and are based on a fixed percentage of a Participant's base pay,

- the maximum STB and MTB,

- the applicable performance measures, which could be based on order levels, profit and/or revenue levels and growth, shareowner return, individual performance or other objectives,

- the percentages of the STB and MTB allocated to each performance measure, and

- the performance period.

    For each applicable performance period, a Participant may earn an award of up to 3 times the target STB or $4 million dollars, whichever is less, or 2 times the target MTB or $8 million dollars, whichever is less.

    Within 30 days after the end of the relevant performance period, the Committee will determine the amount of the bonus for each participant by determining the actual performance results for each performance measure and applying the percentage allocated to each performance measure against the target bonus.

    In determining the amount of compensation paid pursuant to the PFR Plan, the Committee has the discretion to consider certain extraordinary events, such as major accounting changes, unanticipated material acquisition activity or any major reorganization within HP, which may affect the evaluated performance results, although the bonus to "covered officers" within the meaning of the
Section 162(m) cannot be increased due to such considerations. The Committee also has the power, in its sole discretion, to reduce or eliminate to zero the amount of any bonus payable under the PFR Plan.

    With the exception of the Hewlett-Packard Company Executive Deferred Compensation Plan and the Hewlett-Packard Company Excess Benefit Retirement Plan, HP intends that any benefits payable or accruable to Participants under HP benefit programs will be based on such Participant's base pay rather than on his or her actual total cash compensation. Some exceptions may apply outside of the United States.

    AMENDMENT AND TERMINATION OF THE PLAN. The Committee may amend, suspend or terminate the PFR Plan at any time as it may deem proper and in the best interests of HP. Minor or administrative changes to the PFR Plan may also be made by specified persons.

    ESTIMATED AWARDS. The following table shows the range of awards payable under the PFR Plan with respect to both STBs and MTBs to (1) the HP officers named in the Summary Compensation Table presently employed by HP, (2) all current executive officer participants and (3) all non-executive officer participants. The maximum award represents 3 times the STB target bonus and 2 times the MTB target bonus, respectively.

                             RANGE OF AWARDS UNDER
                            THE PAY-FOR-RESULTS PLAN

                                                              STB DOLLAR VALUE                MTB DOLLAR VALUE
                     NAME AND POSITION                        MINIMUM/MAXIMUM                 MINIMUM/MAXIMUM
Carleton S. Fiorina                                           $1,250,000--$3,750,000            N/A
  President and Chief
  Executive Officer
Robert P. Wayman                                              $0--$1,323,000                  $0--$882,000
  Executive Vice President and Chief Financial Officer
Antonio M. Perez                                              $0--$900,000                    $0--$600,000
  President--Consumer Business
Carolyn M. Ticknor                                            $0--$900,000                    $0--$600,000
  President--Imaging and Printing Systems
All current executive officers as a group                     $1,250,000--$9,633,000          $0--$3,882,000
Non-executive officer employee group                          $0--$19,843,000                 $0--$11,074,000

    Other than Ms. Fiorina and Mr. Wayman, none of HP's current directors is eligible to participate in the PFR Plan.

FEDERAL INCOME TAX CONSIDERATIONS

    All STB amounts paid pursuant to the PFR Plan constitute taxable income to the employee when received. All MTB amounts paid pursuant to the PFR Plan constitute taxable income to the employee when exercised (with respect to stock options) or when no longer subject to substantial risk of forfeiture or restrictions on transferability (with respect to Stock Awards other than stock options). HP will be entitled to a federal income tax deduction when amounts paid under the PFR Plan are included in employee income, if the Plan is approved by shareowners and otherwise meets the requirements of Section 162(m).

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON EMPLOYEES AND HP WITH RESPECT TO STB AMOUNTS AND MTB AMOUNTS PAID PURSUANT TO THE PFR PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF THE EMPLOYEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE'S INCOME OR GAIN MAY BE TAXABLE.

INCORPORATION BY REFERENCE

    The foregoing is only a summary of the PFR Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of December 31, 1999, concerning:

    - each beneficial owner of more than 5% of HP's common stock (The David and Lucile Packard Foundation, Susan P. Orr, William R. Hewlett, Walter B. Hewlett, and Edwin E. van Bronkhorst);

    - beneficial ownership by all other current HP directors and the named executive officers set forth in the Summary Compensation Table on page 27; and

    - beneficial ownership by all current HP directors and HP executive officers as a group.

    The table begins with certain ownership information of the families of HP's founders and their related entities: (1) the foundation of the late Mr. David Packard, a related charitable institution and other related persons, and
(2) Mr. William R. Hewlett, a family foundation and other related persons.

    The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 29, 2000 (60 days after the record date of December 31, 1999) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                           BENEFICIAL OWNERSHIP TABLE

                                                                    AMOUNT AND NATURE OF               PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)(2)              CLASS
        ------------------------------------           ----------------------------------------------  ----------
THE DAVID AND LUCILE PACKARD FOUNDATION (THE "PACKARD
  FOUNDATION")(3)
    P.O. Box 1330
    Los Altos, CA 94023..............................                    104,564,828                      10.4%

THE PACKARD HUMANITIES INSTITUTE ("PHI")(4)
    300 2nd Street, Suite 201
    Los Altos, CA 94022..............................                     13,580,000                       1.4%

SUSAN P. ORR(5)......................................                      2,542,667   Indirect(6)         (1)

LEWIS E. PLATT(7)....................................                        244,098   Direct
                                                                             752,500   Vested Options
                                                       -----------------------------
                                                                             996,598                         *
THE WILLIAM R. HEWLETT REVOCABLE TRUST DATED
  FEBRUARY 3, 1995 (THE "HEWLETT TRUST")(8)
    1501 Page Mill Road
    Palo Alto, CA 94304..............................                     60,042,696                       6.0%

                                                                    AMOUNT AND NATURE OF               PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)(2)              CLASS
        ------------------------------------           ----------------------------------------------  ----------
WILLIAM R. HEWLETT, CO-FOUNDER, DIRECTOR EMERITUS
  1501 Page Mill Rd.                                                       1,759,232   Direct(9)
  Palo Alto, CA 94304................................                      1,086,706   Indirect(9)(10)
                                                       -----------------------------
                                                                           2,845,938                     (1)

THE WILLIAM AND FLORA HEWLETT FOUNDATION (THE
  "HEWLETT FOUNDATION")(11)
    525 Middlefield Road, Suite 200
    Menlo Park, CA 94025.............................                      2,046,053                      *

WALTER B. HEWLETT(12)................................                        100,000   Direct
                                                                               3,924   Vested Options
                                                                              17,210   Indirect(9)(13)
                                                       -----------------------------
                                                                             121,134                     (1)

JEAN-PAUL G. GIMON(14)(15)...........................                            200   Direct
                                                                               1,962   Vested Options
                                                                           1,108,600   Indirect(16)
                                                       -----------------------------
                                                                           1,110,762                      *

EDWIN E. VAN BRONKHORST(17)
    1501 Page Mill Road
    Palo Alto, CA 94304..............................                             88   Direct
                                                                           1,054,284   Indirect(9)(18)
                                                       -----------------------------
                                                                           1,054,372                     (1)

ALL OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS NOT
  LISTED ABOVE:

Edward W. Barnholt...................................                        122,925   Direct
                                                                             226,000   Vested Options
                                                                               5,292   Indirect(19)
                                                       -----------------------------
                                                                             354,217                      *

Philip M. Condit.....................................                          2,312   Direct             *

Patricia C. Dunn.....................................                          8,768   Direct             *

John B. Fery(15).....................................                          9,144   Direct
                                                                               7,782   Vested Options
                                                       -----------------------------
                                                                              16,926                      *

Carleton S. Fiorina..................................                        580,552   Direct(20)         *

Sam Ginn.............................................                          3,332   Direct
                                                                               2,436   Vested Options
                                                       -----------------------------
                                                                               5,768                      *

Richard A. Hackborn..................................                          6,976   Direct             *

                                                                    AMOUNT AND NATURE OF               PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)(2)              CLASS
        ------------------------------------           ----------------------------------------------  ----------
George A. Keyworth II................................                          4,040   Direct
                                                                               1,962   Vested Options
                                                       -----------------------------
                                                                               6,002                      *

Antonio M. Perez.....................................                         64,236   Direct
                                                                              51,500   Vested Options
                                                       -----------------------------
                                                                             115,736                      *

Carolyn M. Ticknor...................................                         69,724   Direct
                                                                              62,000   Vested Options
                                                                               1,000   Indirect(21)
                                                       -----------------------------
                                                                             132,724                      *

Robert P. Wayman.....................................                        163,946   Direct
                                                                             372,748   Vested Options
                                                                                  10   Indirect(22)
                                                       -----------------------------
                                                                             536,704                      *
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP (19 PERSONS).................................                    188,803,035   (23)(24)           18.8%

------------------------

  * Represents holdings of less than one percent.

 (1) None of HP's named executive officers, directors or persons listed in the table beneficially owns more than 1% of HP's outstanding shares, except for the following persons who beneficially own the following percentages of HP's outstanding shares: Ms. Susan P. Orr, 10.7%, Mr. William R. Hewlett, 6.5%; Mr. Walter B. Hewlett, 7.8%; and Mr. Edwin E. van Bronkhorst, 7.7%. These percentages represent, in part, shared voting and investment power and in some cases may cover the same shares. Accordingly, the ownership percentages for each of the above individuals should not be combined to determine the total voting power and investment power of the Hewlett and Packard families. For these named individuals, the number of shares indicated under the "Amount and Nature of Beneficial Ownership" column in the table reflects all shares held directly or indirectly by them except for any beneficial ownership interest, as described elsewhere in the table, that they may have in the Packard Foundation, PHI, the Hewlett Trust, the Hewlett Foundation or as described in footnote 9 of the table.

 (2) "Vested Options" are options that may be exercised as of February 29, 2000.

 (3) The directors of the Packard Foundation include: Ms. Susan P. Orr (who is also a director of HP) and Mr. Lewis E. Platt (who is also a named executive officer). Ms. Susan P. Orr is also Chairman of the Packard Foundation and as such shares voting and investment power over the Packard Foundation shares. Accordingly, she is considered a beneficial owner of the Packard Foundation shares. However, Ms. Orr disclaims any beneficial interest in the Packard Foundation shares because she has no economic interest in any of these shares.

 (4) The directors of PHI include Ms. Susan P. Orr, Mr. Walter B. Hewlett (who is also a director of HP) and Mr. Edwin E. van Bronkhorst. Mr. Hewlett and Mr. van Bronkhorst share (with other persons) voting and investment power over the PHI shares and accordingly are considered beneficial owners of these shares. However, Mr. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in the PHI shares because they have no economic interest in any of these shares.

 (5) Director of HP, the Packard Foundation and PHI.

 (6) Includes 17,896 shares held by Ms. Orr's son, 14,216 shares held by Ms. Orr as custodian for her daughter, 22,000 shares held by her husband, 1,939,047 shares held in the Susan P. Orr Trust, 32,324 shares held in a family trust and 517,184 shares held in trusts for her children, of which trusts she is a trustee. Ms. Orr disclaims any beneficial interest in all of these shares other than those held in the Susan P. Orr Trust.

 (7) Director of the Packard Foundation and named executive officer.

 (8) The co-trustees of the Hewlett Trust are Mr. William R. Hewlett,
     Mr. Walter B. Hewlett and Mr. Edwin E. van Bronkhorst. As co-trustees of the Hewlett Trust, Mr. William R. Hewlett, Mr. Walter B. Hewlett and
     Mr. van Bronkhorst share voting and investment power over the Hewlett Trust shares. Accordingly, each of them is considered a beneficial owner of these shares. However, Mr. Walter B. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in the Hewlett Trust shares because they have no economic interest in any of these shares.

 (9) Walter B. Hewlett and Edwin E. van Bronkhorst share voting and investment power over the 1,759,232 shares that are owned directly by Mr. William R. Hewlett and share voting power over 1,083,000 shares held in a trust for William R. Hewlett's grandchildren (as to which Mr. van Bronkhorst is also a trustee) . Mr. Walter B. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in all of those shares because they have no economic interest in any of these shares.

 (10) Includes 3,706 shares held by Mr. William R. Hewlett's spouse and 1,083,000 shares held in a trust for Mr. Hewlett's grandchildren as to which Mr. Hewlett shares voting power. Mr. Hewlett disclaims any beneficial interest in all shares owned by the trust.

 (11) The directors of the Hewlett Foundation include Mr. William R. Hewlett; Mr. Walter B. Hewlett (who also serves as its Chairman); Ms. Eleanor H. Gimon, daughter of Mr. William R. Hewlett, the wife of HP director
      Mr. Jean-Paul G. Gimon and sister of HP director Mr. Walter B. Hewlett; and Mr. Richard A. Hackborn (who is also a director of HP).
      Mr. William R. Hewlett and Mr. Walter B. Hewlett share (with other persons) voting and investment power over the Hewlett Foundation shares and accordingly are considered the beneficial owners of these shares. However, Mr. William R. Hewlett and Mr. Walter B. Hewlett disclaim any beneficial interest in the Hewlett Foundation shares because they have no economic interest in any of these shares.

 (12) Son of Mr. William R. Hewlett and brother-in-law of HP director
      Mr. Jean-Paul G. Gimon and director of HP, PHI and the Hewlett Foundation.

 (13) Includes 14,580 shares held by Mr. Walter B. Hewlett as custodian for his children, 1,100 shares held by his son, 1,280 shares held by his wife, and 250 shares held by his daughter. Mr. Hewlett disclaims any beneficial interest in all of these shares.

 (14) Son-in-law of Mr. William R. Hewlett and brother-in-law of HP director Mr. Walter B. Hewlett and director of HP.

 (15) Will not stand for reelection as a director of HP at the 2000 annual meeting.

 (16) Includes 1,108,600 shares held by Mr. Gimon's wife.

 (17) Director of PHI and trustee of certain Hewlett family trusts.

 (18) Includes 842,384 shares held in a trust for Ms. Mary H. Jaffe and 211,900 shares held in a trust for Ms. Eleanor H. Gimon, of which trusts Mr. van Bronkhorst is a co-trustee. Mr. van Bronkhorst disclaims any beneficial interest in all of the shares held by those trusts because he has no economic interest in any of those shares.

 (19) Includes 5,292 shares held by Mr. Barnholt as custodian for his children.

 (20) In connection with her employment as President and Chief Executive Officer and in order to compensate her partially for stock and options that she forfeited upon the termination of her employment with Lucent Technologies, Ms. Fiorina received 290,000 shares of restricted stock and 290,000 shares of restricted stock units, as to which an additional 551.53 shares have been received in dividends.

 (21) Includes 1,000 shares held by Ms. Ticknor as custodian for her son.

 (22) Includes 10 shares held by Mr. Wayman as custodian for his son.

 (23) Includes an aggregate of 751,657 shares that the current directors and executive officers have the right to acquire as of February 29, 2000 through the exercise of options.

 (24) Includes an aggregate of 183,655,123 shares held by current directors and executive officers in fiduciary capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal year 1999, its directors, executive officers and 10% shareowners complied with all
Section 16(a) filing requirements with the following exceptions: a late report filed by Mr. Edward W. Barnholt regarding two sales of shares held in custodial accounts for his children; a late report filed by Mr. Jean-Paul G. Gimon regarding a sale of shares held by his wife; and a late report filed by Mr. George A. Keyworth II regarding a sale of shares held by his wife. In making this statement, HP has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, executive officers and 10% shareowners.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by each person who served as HP's Chief Executive Officer during fiscal year 1999 and HP's four other most highly paid executive officers ("named executive officers") during fiscal year 1999 as well as their compensation for each of the fiscal years ending October 31, 1998 and October 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term Compensation
                                                Annual            ------------------------------------------
                                             Compensation                   Awards                Payouts
                                        -----------------------   ---------------------------   ------------
            (a)                (b)         (c)          (d)            (e)            (f)           (g)            (h)
                                                                                   SECURITIES
                                                                    RESTRICTED     UNDERLYING       LTIP        ALL OTHER
                                                       BONUS      STOCK AWARD(S)    OPTIONS/      PAYOUTS      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)   ($)(4)(7)        ($)(5)        SARS (#)     ($)(6)(7)      ($)(8)(9)
---------------------------  --------   ----------   ----------   --------------   ----------   ------------   ------------
Carleton S. Fiorina ......     1999     $  287,933   $  366,438     $65,557,400      600,000             N/A    $3,223,867
  President, Chief
    Executive Officer
    and Director(1)

Lewis E. Platt ...........     1999      1,000,000    3,114,721       1,298,501      300,000    $          0       600,089
  Former Chairman,             1998      1,000,000      910,700       2,265,258      200,000      -2,360,925         6,491
  President and                1997      1,700,000      111,435       2,712,071      150,000       2,470,000         6,427
    Chief Executive
  Officer(2)

Robert P. Wayman .........     1999        930,000      471,590       4,208,840      115,000               0       264,384
  Executive Vice President,    1998        997,625      147,804       1,289,516       70,000        -674,550         6,491
    Chief Financial            1997        968,750       63,550       1,360,426       45,000         741,000         6,427
    Officer and Director

Antonio M. Perez .........     1999        530,875      431,066       1,301,374       85,000             N/A         6,485
  President--Consumer          1998        600,875       33,055         926,250       12,000             N/A         6,491
    Business                   1997        517,500       33,964         679,936       15,000             N/A         6,427

Carolyn M. Ticknor .......     1999        603,125      310,773       1,897,088      110,000             N/A         9,303
  President--Imaging and       1998        629,250       34,612       1,185,025       15,000             N/A         6,283
    Printing Systems           1997        538,750       35,364         654,834       20,000             N/A         6,427

Edward W. Barnholt .......     1999        920,635      474,684         416,589       70,000               0       313,892
  Former Executive Vice        1998        759,488      115,754         967,581       60,000        -539,640         6,491
    President(3)               1997        702,500       46,092       1,083,627       30,000         617,500         6,427

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) Ms. Fiorina was elected President and Chief Executive Officer effective July 17, 1999 and a director effective July 23, 1999.

(2) Mr. Platt resigned as President and Chief Executive Officer effective July 31, 1999 and as Chairman of the Board effective December 31, 1999.

(3) Mr. Barnholt resigned as Executive Vice President effective October 31, 1999 and was appointed Chief Executive Officer of Agilent Technologies, Inc. effective May 4, 1999.

(4) The amounts shown in this column reflect payments under HP's Variable Pay Plan established November 1, 1998 (the "1999 Variable Pay Plan," which term includes its predecessor, as applicable) and HP's cash profit-sharing plan. All HP officers subject to Section 16 of the Securities Exchange Act of 1934 and selected other employees were eligible to participate in the 1999 Variable Pay Plan. During fiscal year 1999, all of the named executive officers participated in the 1999 Variable Pay Plan.

    The 1999 Variable Pay Plan permitted the Compensation Committee to designate a portion of the annual cash compensation planned for certain executive officers as variable pay. Under the 1999 Variable Pay Plan, the percentage of the targeted variable amount to be paid was dependent upon the degree to which performance metrics defined on an annual basis were met. In
    November 1998, the Compensation Committee established the performance metrics for fiscal year 1999. These metrics varied for each participant, but at least a portion of each person's pay was dependent on a company-wide net profit metric. Economic value added, business specific net profit, revenue and orders information were also used for a number of the participants. For the following periods in fiscal year 1999, the Compensation Committee determined that the following variable compensation for the named executive officers had been earned:

                                        NOV. 1, 1998 - APRIL 30,   MAY 1, 1998 - OCT. 31,
                                                1999 ($)                  1999 ($)
                                        ------------------------   ----------------------
Carleton S. Fiorina...................                N/A                 $366,438
Lewis E. Platt........................         $2,338,481                  633,760
Robert P. Wayman......................            263,079                  142,596
Antonio M. Perez......................            150,174                  243,354
Carolyn M. Ticknor....................            108,174                  161,449
Edward W. Barnholt....................            188,386                  217,892

    The amounts attributable to the 1999 Variable Pay Plan for fiscal years 1999 and 1998 are disclosed in the table above as Bonus. In fiscal year 1997, all annual cash compensation other than compensation paid under the profit-sharing plan was reflected as salary.

    During fiscal year 1999, the cash profit-sharing plan was available to all employees of HP. Under the cash profit-sharing plan, a portion of HP's earnings for each half of its fiscal year was paid to all employees. The amount paid was based upon HP's performance as measured by return on assets and revenue growth. The amounts shown in this column which are not associated with bonuses payable under the Variable Pay Plan are payments pursuant to the cash profit-sharing plan.

(5) In connection with her employment as President and Chief Executive Officer, Ms. Fiorina received 290,000 shares of restricted stock and 290,000 shares of restricted stock units which vest annually over a three-year period with an aggregate value of $65,557,400 at the time of grant. These shares were provided in order to compensate her partially for stock and options that she forfeited upon the termination of her employment with Lucent Technologies, Inc. and are reflected in this column.

    The amounts disclosed in this column also reflect, for fiscal years 1999, 1998 and 1997, the dollar values of (a) performance-based restricted stock granted to the named executive officers other than Ms. Fiorina,
    (b) time-based restricted stock granted to Mr. Perez and Ms. Ticknor in fiscal years 1998 and 1997, (c) restricted stock granted pursuant to the Employment Agreement with Mr. Wayman and the Transition Program for
    Mr. Perez and Ms. Ticknor, and (d) HP common stock that HP contributed under its existing Employee Stock Purchase Plan (the "ESPP") as a match for every two shares purchased by the named executive officers during the applicable fiscal years, as follows:

                         PERFORMANCE-BASED        TIME-BASED       EMPLOYMENT/TRANSITION   EMPLOYEE STOCK
                          RESTRICTED STOCK     RESTRICTED STOCK      AGREEMENT AWARDS       PURCHASE PLAN
                              # SHARES             # SHARES              # SHARES             # SHARES
NAME                         ($ AMOUNT)           ($ AMOUNT)            ($ AMOUNT)           ($ AMOUNT)
----                     ------------------   ------------------   ---------------------   ---------------
  Lewis E. Platt
    1999...............  20,000 ($1,183,800)                                               1,405 ($114,701)
    1998...............  35,000 ($2,161,250)                                               1,664 ($104,008)
    1997...............  50,000 ($2,625,800)                                               1,473  ($87,071)
  Robert P. Wayman
    1999...............    9,000  ($532,710)                         38,300 ($3,614,754)     740  ($61,376)
    1998...............  20,000 ($1,235,000)                                                 873  ($54,516)
    1997...............  25,000 ($1,312,500)                                                 804  ($47,926)
  Antonio M. Perez
    1999...............    4,000  ($236,760)                         10,930 ($1,031,573)     397  ($33,041)
    1998...............                         15,000 ($926,250)                            456  ($28,120)
    1997...............                         12,500 ($626,250)                            392  ($23,686)
  Carolyn M. Ticknor
    1999...............    6,000  ($355,140)                         15,960 ($1,506,305)     428  ($35,643)
    1998...............                       18,500 ($1,155,175)                            483  ($29,850)
    1997...............                         12,000 ($630,000)                            411  ($24,834)
  Edward W. Barnholt
    1999...............    6,000  ($355,140)                                                 731  ($61,449)
    1998...............   15,000  ($926,250)                                                 664  ($41,331)
    1997...............  20,000 ($1,050,000)                                                 561  ($33,627)

    The performance-based restricted stock will vest only to the extent that HP achieves stated performance goals with respect to earnings per share and return on assets over a three-year period ending October 31, 2002, 2001 and 2000 for the performance-based restricted stock granted in fiscal years 1999, 1998 and 1997, respectively, and vests at the end of a three-year period. Because the stated performance goals for the three-year period ended October 31, 1998 were not met, 75% of the performance-based restricted stock granted in fiscal year 1996 to each of Mr. Platt, Mr. Wayman and Mr. Barnholt was forfeited in fiscal year 1998, as further described in footnote 6 below. The time-based restricted stock granted to each of Mr. Perez and Ms. Ticknor is not subject to performance-based goals with respect to earnings per share and return on assets and vests at the end of a three-year period. The amounts set forth above for restricted stock awards (other than for the ESPP) are based on the average stock price for HP common stock on the date of grant.

    The ESPP is a broad-based plan which is available to all HP employees. The matching shares vest two years after HP's contributions, which occur on a rolling fiscal quarter basis, and are subject to forfeiture during the two-year period in the event of termination or certain other events. The named executive officers receive non-preferential dividends on these restricted shares.

    At the end of fiscal year 1999, the aggregate share amount and dollar value of the restricted stock held by the named executive officers was as follows:

                                                  NUMBER OF SHARES     $ VALUE
                                                  ----------------   -----------
Carleton S. Fiorina.............................      580,552        $43,069,992
Lewis E. Platt..................................      108,069          8,017,423
Robert P. Wayman................................       93,913          6,967,218
Antonio M. Perez................................       76,283          5,659,283
Carolyn M. Ticknor..............................       85,371          6,333,504
Edward W. Barnholt..............................       42,395          3,145,200

(6) In November 1999, the Compensation Committee reviewed the results for the three-year performance period ended October 31, 1999 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1997 had been met at target. Therefore, no adjustments to the stock grants were made and the amount in the LTIP Payouts column is correspondingly $0.

    In November 1998, the Compensation Committee reviewed the results for the three-year performance period ended October 31, 1998 to determine to what extent the performance objectives associated with performance-based restricted stock granted in fiscal year 1996 had been met. The Compensation Committee determined that under the terms of each grant Mr. Platt, Mr. Wayman and Mr. Barnholt were required to forfeit the following shares constituting 75% of the performance-based restricted stock granted to each of them in 1996: Mr. Platt, 52,500 shares; Mr. Wayman, 15,000 shares; and Mr. Barnholt, 12,000 shares. The value of the forfeiture is reflected in the table above as a negative LTIP pay-out in fiscal year 1998 based upon the value of HP stock as of the date of the grant in fiscal year 1996.

    In fiscal year 1997, HP granted to the named executive officers shares of unrestricted stock in the following respective share amounts having the following respective dollar values as of the date of the grant, respectively: Mr. Platt, 40,000 shares ($2,470,000); Mr. Wayman, 12,000 shares ($741,000); and Mr. Barnholt, 10,000 shares ($617,500). These grants were made pursuant to the agreements under which the Compensation Committee in fiscal year 1995 granted shares of performance-based restricted stock to each of the above-named executive officers. Under the terms of those agreements, the above-named executive officers became eligible for additional shares of unrestricted stock because HP's performance, over the three-year period October 31, 1997, exceeded stated goals with respect to earnings per share and return on assets.

(7) As noted above, HP provides performance-based compensation under the 1999 Variable Pay Plan, its cash profit-sharing plan, pursuant to the agreements under which the Compensation Committee granted shares of restricted stock in fiscal years 1999, 1998 and 1997 and, beginning in fiscal year 2000, the 2000 Pay-for-Results Plan. The subsequent compensation payment or forfeiture, described above as BONUS or LTIP PAYOUT, respectively, is reflected as compensation in the fiscal year for which the relevant performance period is completed. Because the payment of such performance-based compensation is subject to the review and final action of the Compensation Committee, which generally takes place at a meeting in the fiscal year following the completion of the relevant performance period, HP in its proxy statements prior to 1998 has reflected such compensation in the following fiscal year. HP presently reports the timing of such performance-based compensation in the fiscal year for which the relevant performance period is completed.

(8) The amounts disclosed in this column include payment by HP of a sign-on bonus of $3,000,000, mortgage assistance in the amount of $36,343, a relocation allowance of $187,500 and $24 for term life insurance for Ms. Fiorina. For the other named executive officers, this column includes the following payments by HP:

                                               TERM-LIFE
                                     401(K)    INSURANCE   ACCRUED SICK LEAVE PAYMENT
NAME                                (TAXCAP)    PAYMENT      FOR DISCONTINUED PLAN
----                                --------   ---------   --------------------------
Lewis E. Platt
    1999..........................   $ 6,400      $85               $593,604
    1998..........................     6,400       91
    1997..........................     6,333       94

Robert P. Wayman
    1999..........................     6,400       85                257,899
    1998..........................     6,400       91
    1997..........................     6,333       94

Antonio M. Perez
    1999..........................     6,400       85                      0
    1998..........................     6,400       91
    1997..........................     6,333       94

Carolyn M. Ticknor
    1999..........................     6,400       85                  2,818
    1998..........................     6,192       91
    1997..........................     6,333       94

Edward W. Barnholt
    1999..........................     6,400       85                307,407
    1998..........................     6,400       91
    1997..........................     6,333       94

(9) The amounts described in this column do not include payment by HP on November 1, 1999 of a lump-sum settlement amount for benefits accrued under the Officers Early Retirement Plan in the amount of $4,960,958 for Mr. Platt, $1,641,169 for Mr. Wayman, $795,516 for Mr. Perez, $749,320 for
    Ms. Ticknor and $1,976,051 for Mr. Barnholt. The Officers Early Retirement Plan was terminated by the Compensation Committee of the Board of Directors, as described more fully under "Officers Early Retirement Plan."

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in fiscal year 1999 to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal year 1999.

                                                    INDIVIDUAL GRANTS                              GRANT DATE VALUE
                            ------------------------------------------------------------------   ---------------------
                               NUMBER OF         % OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING        GRANTED TO       EXERCISE
                                OPTIONS         EMPLOYEES IN       PRICE                              GRANT DATE
           NAME             GRANTED(#)(1)(2)   FISCAL YEAR(3)   ($/SHARE)(4)   EXPIRATION DATE   PRESENT VALUE ($)(5)
           ----             ----------------   --------------   ------------   ---------------   ---------------------
Carleton S. Fiorina.......      600,000               3.2%         $113.03      July 16, 2009          $24,366,000
Lewis E. Platt............      300,000               1.6%           59.19      Nov. 18, 2008            6,378,000
Robert P. Wayman..........      115,000               0.6%           59.19      Nov. 18, 2008            2,444,900
Antonio M. Perez..........       85,000               0.5%           59.19      Nov. 18, 2008            1,807,100
Carolyn M. Ticknor........      110,000               0.6%           59.19      Nov. 18, 2008            2,338,600
Edward W. Barnholt........       70,000               0.4%           59.19      Nov. 18, 2008            1,488,200

------------------------

(1) The shares are exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year.

(2) All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vests upon a change of control of HP (see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements").

(3) HP granted options to purchase 18,836,273 shares to employees in fiscal year 1999.

(4) The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions. The exercise price is the fair market value on the date of grant.

(5) HP used a modified Black-Scholes model of option valuation to determine grant date present value. HP does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on a seven-year option term, which reflects HP's experience that its options, on average, are exercised within seven years of grant. Other assumptions used for the valuations are: interest rate of 5.53%; annual dividend yield of 1.0%; and volatility of 30%. The resulting values are reduced by 8% to reflect HP's experience with forfeitures.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal year 1999 by each of the named executive officers and the values of each of such officer's unexercised options at October 29, 1999. There were no stock appreciation rights exercised or outstanding.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           NO. OF                            OPTIONS AT               IN-THE-MONEY OPTIONS
                           SHARES                     FISCAL YEAR-END(#)(1)(2)      AT FISCAL YEAR-END($)(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME             EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
Carleton S. Fiorina....          0     $         0           0        600,000      $         0    $         0
Lewis E. Platt.........    333,928      26,912,428     630,000        560,000       27,081,150     22,041,850
Robert P. Wayman.......    115,000       8,446,650     320,248        200,000       15,863,223      3,096,325
Antonio M. Perez.......     18,800       1,541,384      20,250        104,750          478,613      1,612,128
Carolyn M. Ticknor.....          0               0      22,750        134,250          519,478      2,052,893
Edward W. Barnholt.....     82,288       6,757,816     178,500        137,500        7,993,245      2,111,675

------------------------

(1) All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vests upon a change of control of HP (see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements").

(2) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on October 29, 1999, which was $73.88. The numbers shown reflect the value of options accumulated over a ten-year period.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    HP entered into an employment agreement with Ms. Fiorina, President and Chief Executive Officer of HP, as of July 17, 1999. The agreement provides for an initial base salary of $1,000,000 per year. It also provides for a targeted annual incentive award of $1,250,000 per year, with an opportunity to earn up to an additional $2,500,000 per year in annual variable compensation. This variable pay is guaranteed at target for the 2000 fiscal year and was prorated at the target level for the portion of the 1999 fiscal year during which Ms. Fiorina was employed. Ms. Fiorina is entitled to participate at a level commensurate with her position in all HP employee benefit programs and equity plans and is also entitled to all perquisites that other senior executives are entitled to receive and as are otherwise suitable to her position.

    In accordance with her employment agreement, Ms. Fiorina was also granted HP restricted stock, HP restricted stock units and HP non-qualified stock options in order to compensate her for stock and options that she forfeited upon the termination of her employment with Lucent Technologies and that were scheduled to vest in the short-term. Details of these grants follow:

        1. Ms. Fiorina was granted 290,000 shares of HP restricted stock. Subject to earlier vesting, as described below, and continued employment, the restricted stock vests one-third per year on each anniversary date of employment.

        2. Ms. Fiorina was also granted 290,000 shares of HP restricted stock units. Subject to earlier vesting, as described below, and continued employment, the restricted stock units vest one-third per year on each anniversary date of employment. Payment of the restricted stock units will occur on the first to occur of the fifth anniversary of employment, the date of any termination of employment or a change of control of HP, whether by merger or asset sale or acquisition of 35% or more of HP's voting securities.

        3. Ms. Fiorina was granted an option to purchase, within 10 years, 600,000 shares of HP common stock at a purchase price of $113.03 per share. Subject to earlier vesting, as described below, and continued employment, such options will vest as to 25% of the shares on each anniversary of employment.

    As part of her employment agreement, HP also agreed to pay Ms. Fiorina a lump-sum hiring bonus of $3,000,000, to be reduced by any annual cash bonus she receives from Lucent Technologies for its fiscal year ending September 30, 1999. Ms. Fiorina's employment agreement also provided for specified relocation benefits and paid time off.

    In the event that Ms. Fiorina's employment is terminated involuntarily other than for cause, death or disability, or if Ms. Fiorina terminates her employment for good reason (generally a reduction in Ms. Fiorina's responsibilities or compensation, breach by HP of its obligations under the employment agreement, or failure to appoint Ms. Fiorina to the Board), then Ms. Fiorina will receive her accrued benefits, prorated bonus, her guaranteed bonus for fiscal years 1999 and 2000 to the extent not previously paid, a severance amount of two times her base salary and target variable pay payable over a 24-month period, a two-year continuation of all welfare plans, full vesting of restricted stock and restricted stock units, and 50% vesting of all unvested stock options. However, if Ms. Fiorina's employment is terminated in contemplation of, at the time of, or within two years after a change in control of HP, then she will receive instead a severance amount of three times her base salary and specified variable pay payable on a lump-sum basis, a three-year continuation of all welfare plans, and 100% vesting of all unvested stock options.

    In the event of a change of control of HP, all restricted stock and unvested restricted stock units she holds will fully vest, and 50% of all unvested options she holds will fully vest. Payments to Ms. Fiorina in connection with a change in control will be increased to offset the effects of any golden parachute excise taxes payable with respect to such payments.

    As a condition to receiving severance and other benefits in connection with a termination of her employment, Ms. Fiorina agreed to execute a release in favor of HP and that, during and for 24 months following her employment with HP, she will not render services to certain companies and will not solicit employees of HP or violate the confidentiality agreement she entered into with HP.

    In connection with the realignment of HP and the search for a new Chief Executive Officer, the Board adopted the Hewlett-Packard Company Executive Transition Program (the "Program") to provide certain key employees of HP (including Ms. Ticknor and Mr. Perez) with financial security and incentives to remain with HP. The Program specifies that, until the second anniversary date of the effective date of the Program (the "Transition Period"), HP will provide the Program participants with a base salary and target pay in accordance with the 1999 Variable Pay Plan and eligibility to participate in HP's equity programs, benefit programs and executive compensation programs. In addition, the Program participants will receive protection of their existing retirement benefits during the Transition Period. In the event that a Program participant is terminated involuntarily other than for cause or if the participant terminates his or her employment as a result of constructive termination (generally a reduction in the participant's compensation or a material reduction in his or her benefits) or the participant is terminated due to his or her disability, then the participant will receive a severance payment equal to the participant's annualized base pay plus target variable pay multiplied by a severance payment factor specified in the participant's notice of participation. For the named executive officers covered by the Program, the severance payment factor is as follows: Ms. Ticknor, 1.5 and Mr. Perez, 1.5. Participants will also receive full vesting of any stock options held and of restricted stock not subject to performance criteria, partial vesting of restricted stock subject to performance criteria, financial counseling benefits for one year and other benefits that may be specified on the notice of participation. As a condition to receiving severance and other benefits in connection with a termination of employment, participants must execute a release in favor of HP and refrain from competing with HP or soliciting its employees.

    Mr. Platt entered into an individual Transition Agreement with HP on May 20, 1999. Mr. Platt received a transition payment of 1.5 times his base salary and a variable compensation amount payable under the agreement because he resigned from his position as Chairman on December 31, 1999. As a condition of receiving this transition payment, Mr. Platt agreed that, for 18 months following the termination of his employment with HP, he will not compete with HP, solicit its employees, or violate his confidentiality obligations to HP.

    HP also entered into an employment agreement with Mr. Wayman as of May 20, 1999 for his employment as Executive Vice President, Finance and Administration and Chief Financial Officer. The agreement provides for an initial base salary of $930,000 per year and variable compensation of $270,000 per year. Pursuant to the agreement, Mr. Wayman receives protection of his existing retirement arrangements and a special restricted stock award of 38,300 shares, corresponding to three times his targeted cash compensation divided by the fair market value of HP common stock as of the date of grant. These shares will vest upon a termination of Mr. Wayman's employment by HP other than for cause or by Mr. Wayman as a result of constructive termination (generally a reduction in Mr. Wayman's compensation, a material reduction in his benefits or HP's failure to retain Mr. Wayman as its Executive Vice President, Finance and Administration and Chief Financial Officer) or the distribution of shares in Agilent Technologies to HP shareowners prior to May 20, 2001 (any of the foregoing, a "Vesting Event"). Upon the occurrence of a Vesting Event, Mr. Wayman will also receive full vesting of any stock options held, partial vesting of other restricted stock held, financial counseling benefits for one year and other retiree benefits. Payments by HP to Mr. Wayman under the agreement or otherwise will be increased to offset the effects of any golden parachute excise taxes payable with respect to such payments. As a condition to receiving severance and other benefits under the agreement, Mr. Wayman agreed to execute a release in favor of HP and agreed that, for 18 months following the termination of his employment with HP, he will not compete with HP, solicit its employees, or violate his confidentiality obligations to HP.

                                 PENSION PLANS

    The following table shows the estimated annual benefits payable upon retirement to HP employees in the United States under the Company's Deferred Profit-Sharing Plan (the "Deferred Plan") and the Company's Retirement Plan (the "Retirement Plan"), as well as the Company's Excess Benefit Retirement Plan (the "Excess Benefit Plan").

                   ESTIMATED ANNUAL RETIREMENT BENEFITS(1)(2)

       HIGHEST
      FIVE-YEAR                       YEARS OF SERVICE
       AVERAGE          ---------------------------------------------
    COMPENSATION           15         20          25           30
---------------------   --------   --------   ----------   ----------
     $  400,000         $ 87,034   $116,046   $  145,057   $  174,069

        500,000          109,534    146,046      182,557      219,069

        600,000          132,034    176,046      220,057      264,069

        700,000          154,534    206,046      257,557      309,069

        800,000          177,034    236,046      295,057      354,069

        900,000          199,534    266,046      332,557      399,069

      1,000,000          222,034    296,046      370,057      444,069

      1,100,000          244,534    326,046      407,557      489,069

      1,200,000          267,034    356,046      445,057      534,069

      1,300,000          289,534    386,046      482,557      579,069

      1,400,000          312,034    416,046      520,057      624,069

      1,500,000          334,534    446,046      557,557      669,069

      1,600,000          357,034    476,046      595,057      714,069

      1,700,000          379,534    506,046      632,557      759,069

      1,800,000          402,034    536,046      670,057      804,069

      1,900,000          424,534    566,046      707,557      849,069

      2,000,000          447,034    596,046      745,057      894,069

      2,100,000          469,534    626,046      782,557      939,069

      2,200,000          492,034    656,046      820,057      984,069

      2,300,000          514,534    686,046      857,557    1,029,069

      2,400,000          537,034    716,046      895,057    1,074,069

      2,500,000          559,534    746,046      932,557    1,119,069

      2,600,000          582,034    776,046      970,057    1,164,069

      2,700,000          604,534    806,046    1,007,557    1,209,069

------------------------

(1) Amounts exceeding $135,000 would be paid pursuant to the Excess Benefit
    Plan.

(2) No more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

    The compensation covered by the plans whose benefits are summarized in the table above equals base pay. The covered compensation for each of the named executive officers is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation Table. Effective November 1, 1997, the compensation covered by the above-referenced plans for any HP officer who participates in the Company's 1998 Variable Pay Plan or the Company's 1999 Variable Pay Plan shall be the "total targeted cash compensation" as defined under each of such variable pay plans. Effective November 1, 1999, annual benefits payable upon retirement to HP employees will be based on base pay and Short-Term Bonuses payable under the Company's Pay-for-Results Plan, which is a successor to the Company's 1999 Variable Pay Plan.

    Officers named in the Summary Compensation Table have been credited with the following years of service: Ms. Fiorina, no years; Mr. Platt, 30 years;
Mr. Wayman, 30 years; Ms. Ticknor, 21 years; Mr. Perez, 6 years; and
Mr. Barnholt, 30 years. In addition, Mr. Perez has been credited with 19 years of service under the pension plan of Hewlett-Packard Espanola S.A.

    Retirement benefits shown are payable at age 65 in the form of a single life annuity to the employee and reflect the maximum offset allowance currently in effect under Section 401(l) of the Code, to compute the offset for such benefits under the plans. For purposes of calculating the benefit, an employee may not be credited with more than 30 years of service.

                         OFFICERS EARLY RETIREMENT PLAN
                    (TERMINATED EFFECTIVE NOVEMBER 1, 1999)

    The following table shows the fully vested estimated annual benefits payable(1) to certain Board-elected HP officers in the United States under the HP Officers Early Retirement Plan (the "Officers Plan"). The Officers Plan applies to officers who retired from HP and were receiving benefits pursuant to the Officers Plan prior to October 31, 1999 (the "Retired Officers"). Effective as of November 1, 1999, officers covered by the Officers Plan who were then employed by HP (the "Continuing Officers") received a present value single lump-sum settlement of benefits accrued under the Officers Plan, which amounts were credited to such officers' deferral accounts under the Hewlett-Packard Company Executive Deferred Compensation Plan (or, in the case of Continuing Officers employed by Agilent Technologies, the Agilent Technologies Executive Deferred Compensation Plan). Any amounts credited to an officer's deferral account as described above will be subject to forfeiture if the officer terminates his or her employment with HP or Agilent, as applicable, prior to April 1, 2001, unless he or she is a retiree who had attained age 58 prior to April 1, 1999.

                                             YEARS OF SERVICE
        FINAL           ----------------------------------------------------------
    COMPENSATION           15         20          25           30           35
---------------------   --------   --------   ----------   ----------   ----------
      $ 400,000         $120,000   $140,000   $  160,000   $  180,000   $  200,000

        600,000          180,000    210,000      240,000      270,000      300,000

        800,000          240,000    280,000      320,000      360,000      400,000

      1,000,000          300,000    350,000      400,000      450,000      500,000

      1,200,000          360,000    420,000      480,000      540,000      600,000

      1,400,000          420,000    490,000      560,000      630,000      700,000

      1,600,000          480,000    560,000      640,000      720,000      800,000

      1,800,000          540,000    630,000      720,000      810,000      900,000

      2,000,000          600,000    700,000      800,000      900,000    1,000,000

      2,200,000          660,000    770,000      880,000      990,000    1,100,000

      2,400,000          720,000    840,000      960,000    1,080,000    1,200,000

      2,600,000          780,000    910,000    1,040,000    1,170,000    1,300,000

------------------------

(1) Benefits start no earlier than age 60, unless earlier benefits are approved by the Board, and end upon reaching age 65. Annual benefits shown in the table assume retirement at age 60. Benefits that start before age 60 are reduced.

    In addition to standard retirement benefits, a Retired Officer receives under the Officers Plan a percentage of his or her annual salary at retirement until age 65 (or his or her death, if earlier), at which time any benefits under the Officers Plan terminate. The benefits are not subject to deduction for any offset amounts other than HP-funded disability benefits. The percentage of salary received by a Retired Officer retiring before age 65 is based on a formula that includes age, date of election as an officer and years of service as factors.

    For Retired Officers, the compensation covered by the Officers Plan is the retiring officer's base rate of pay (the "Rate of Pay") averaged over the last four fiscal quarters of active employment with HP. To the extent an HP officer covered under the Officers Plan is a participant in HP's 1999 Variable Pay Plan or its predecessor, the compensation amounts used to determine "final compensation" are the retiring officer's

"total targeted cash compensation" amounts as defined in each of such variable pay plans averaged over the last four fiscal quarters of active employment with HP.

    For purposes of determining the benefits accrued under the Officers Plan for the Continuing Officers, the Rate of Pay for an officer means his or her monthly rate of pay in effect at the beginning of each fiscal quarter for the 1999 fiscal year. For Continuing Officers who were participants in the Company's 1999 Variable Pay Plan, the monthly rate of pay is the monthly "total targeted cash compensation."

    As of October 31, 1999, each of the named executive officers was credited with the following years of service: Ms. Fiorina, no years; Mr. Platt, 33 years; Mr. Wayman, 30 years; Mr. Perez, 24 years; Ms. Ticknor, 22 years; and Mr. Barnholt, 32 years. In connection with the lump-sum payment of benefits accrued under the Officers Plan to Continuing Officers, the named executive officers received the following amounts payable to the Hewlett-Packard Company Executive Deferred Compensation Plan: Mr. Platt, $4,960,958; Mr. Wayman, $1,641,169; Mr. Perez, $795,516; and Ms. Ticknor, $749,320. Mr. Barnholt
received a payment of $1,976,051 to the Agilent Technologies Executive Deferred Compensation Plan. Ms. Fiorina was not a participant in the Officers Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    HP's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected corporate officers. The Committee has furnished the following report on executive compensation for fiscal year 1999.

    For fiscal year 2000, we have modified the executive compensation program. The basis for rewarding executives will be determined by how well we perform against our strongest competitors. We will have as the basis of the executive compensation program five components: base pay, short-term bonus, mid-term bonus, long-term incentives and benefits (each as described below).

                            COMPENSATION PHILOSOPHY

    The goal of the executive compensation program is to provide a total compensation package composed of pay, stock and benefits. The total package is designed to inspire and reward superior performance by executives, business units and HP, and to include executives in the success of HP.

                        EXECUTIVE COMPENSATION PRACTICES

    Each year, we survey the executive compensation practices of approximately fifty companies, 50% of which are in the S&P High Technology Composite Index and the remaining 50% of which are Fortune 100 companies which are included within the S&P 500 Index. Our practice is to target total direct compensation levels for HP executives at the 50th percentile of total direct compensation of surveyed companies. Total direct compensation includes base pay, short-term bonus at target, mid-term bonus at target and long-term incentives. Overall, individual performance is measured against the following factors (these factors may vary as required by business conditions):

    - long-term strategic goals,

    - short-term business goals,

    - revenue and profit goals,

    - customer satisfaction,

    - new business creation,

    - total shareowner return,

    - the development of employees, and

    - the fostering of teamwork and other HP values.

    In both setting goals and measuring an executive's performance against those goals, HP considers the performance of its competitors and general economic and market conditions. None of the factors included in HP's strategic and business goals are assigned a specific weight. Instead, we recognize that the relative importance of these factors may change in order to adapt HP's operations to specific business challenges and to reflect changing economic and marketplace conditions.

    In fiscal year 1999, we modified our short-term bonus program (the 1999 Variable Pay Plan). The 1999 Variable Pay Plan included 82 of our top business, sales and corporate managers. This performance-based compensation was designed to provide executives with rewards based on individual performance and obtaining short-term business goals. In fiscal year 2000, the 1999 Variable Pay Plan will be replaced by the Pay-for-Results Plan described below.

COMPONENTS OF EXECUTIVE COMPENSATION

    The compensation program for executive officers consists of the following five components:

    - base pay,

    - short-term bonus,

    - mid-term bonus,

    - long-term incentives, and

    - benefits.

BASE PAY

    Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on (1) a compensation range which corresponds to the executive's job responsibilities and
(2) the executive officer's overall individual job performance.

SHORT-TERM BONUS

    Short-term bonus is cash compensation that is paid semi-annually when performance targets are achieved. During fiscal year 1999, our named executive officers participated in the 1999 Variable Pay Plan. A portion of the executive's cash compensation was placed "at risk" dependent on Company and business unit results. The short-term bonus amount that was "at risk" was equal to the greater of: (a) 22.5% of targeted total cash compensation (TTCC) or
(b) 100% of every dollar of TTCC that exceeded $1 million. TTCC represents the portion of annual cash compensation, other than cash profit-sharing, which we target for executive officers to receive during the fiscal year. Depending upon the achievement of pre-determined performance metrics, we awarded executives between 0 and 300% of the targeted short-term bonus. The performance metrics for fiscal year 1999 were HP and business unit net profit dollars for Mr. Perez, Ms. Ticknor and Mr. Barnholt, and HP net profit and economic value added for Mr. Platt and Mr. Wayman. Ms. Fiorina's short-term bonus is described in her employment contract under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

    In fiscal year 2000, the short-term bonus component for the named executive officers will have an increased percentage "at risk" based on achievement of externally-based net profit and revenue growth goals.

MID-TERM BONUS

    For fiscal year 1999, the mid-term bonus was composed of performance-based restricted stock that covers a three year performance cycle. The bonus is designed to recognize the creation of value as measured by earnings per share and return on investments. The stock will vest only to the extent that HP achieves stated performance goals with respect to earnings per share and return on assets. If HP exceeds stated performance goals, additional shares of stock may be granted with respect to the performance period. If performance goals are not met, forfeiture of previously-granted restricted stock may be required. Company results were reviewed in our November 1999 meeting, and we determined that 100% of the mid-term bonus had been earned by our executives who were eligible to receive such bonuses.

    In fiscal year 2000, the mid-term bonus will be a discounted option grant, covering a three-year performance cycle, with a new performance period beginning each year. The metric is total shareowner return relative to a peer company index (selected computer and imaging companies). The mid-term bonus target ranges from 25% to 50% of base pay. An executive can earn from 0 to 200% of his or her targeted mid-term bonus based on HP's total shareowner return relative to the peer index.

LONG-TERM INCENTIVES

    The long-term incentive program is designed to encourage creation of long-term value for our shareowners and equity ownership by our executives. The program consists of stock options for our executives. During fiscal year 1999, we made stock option grants to each of HP's executive officers under HP's 1995 Incentive Stock Plan. Each grant allows the officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period, continued employment with HP, and terms of employment contracts (if applicable). These shares may be acquired at a fixed price per share (the market price on the grant date) over a ten-year period. Individual and business unit performance determine an executive's grant amount.

BENEFITS

    The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical to the given country in which HP operates. In addition, through the benefits survey process, benefits offered by competitors as well as benefits that set HP apart as an employer may be incorporated into the benefits package. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return.

CASH PROFIT-SHARING

    In fiscal year 1999, a portion of HP's profits was awarded to all employees, including executive officers, who had been employed continuously for at least six months. The profit sharing percentage was determined using a formula which combines a percentage of HP's return on assets with a percentage of its revenue growth.

    Because of the upside potential of the short-term and mid-term bonus of our fiscal year 2000 executive compensation program, our named executive officers and other participants in our executive compensation program will no longer be eligible to participate in cash profit-sharing.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. In fiscal year 1999, an executive's salary in excess of $1 million was placed "at risk" pursuant to the 1999 Variable Pay Plan.

STOCK OWNERSHIP GUIDELINES

    Our stock ownership guidelines are designed to increase the executive's equity stake in HP and more closely align his or her interests with those of our shareowners. The guidelines provide that the President and CEO should attain an investment position in HP's stock equal to five times her targeted cash compensation and all other executive officers should attain an investment position equal to three times their targeted cash compensation.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    On July 17, 1999, HP entered into an employment agreement with Ms. Carleton
S. Fiorina to become President and Chief Executive Officer of HP. All aspects of Ms. Fiorina's fiscal year 1999 compensation were governed by this employment agreement, as well as the related incentive stock plan stock option agreement, restricted stock agreement and restricted stock unit agreement entered into concurrently with the employment agreement.

    The Board of Directors approved Ms. Fiorina's employment agreement after an extensive search had been conducted by the Board, the Organization Review and Nominating Committee and an Ad Hoc Committee established in connection with the CEO search, with the assistance of an executive search firm. In determining the final compensation amounts, we focused on the importance of hiring a president and chief executive officer with an outstanding business and leadership record. We also reviewed Ms. Fiorina's compensation package in comparison with the compensation packages of CEOs of selected large industrial companies, with particular emphasis on CEOs who had been hired externally and received packages intended to compensate them partially for amounts forfeited from their former employers. In setting total CEO compensation, we believe that it is especially relevant to review companies that are not a part of the S&P High Tech Index because of the possibility that a company outside of one industry may recruit a CEO from another industry. We also considered the fact that HP does not have a Chief Operating Officer and therefore Ms. Fiorina would assume the additional responsibilities usually associated with that position. Finally, we recognized the need to consider Ms. Fiorina's compensation at her previous employer, as well as the value of benefits under various plans of her employer that would be forfeited upon her resignation.

    The terms of Ms. Fiorina's employment agreement are summarized in the section entitled "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

COMPENSATION AND SEPARATION PAYMENTS FOR THE FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Lewis E. Platt served as President and Chief Executive Officer of HP from November 1, 1992 through July 31, 1999. Mr. Platt also served as Chairman of the Board from September 1993 through December 31, 1999. We used the executive compensation practices described above to determine Mr. Platt's fiscal year 1999 compensation. In setting both the cash-based and equity-based elements of Mr. Platt's compensation, we made an overall assessment of Mr. Platt's leadership in achieving HP's near-term and long-term strategic, operational and business goals. Mr. Platt's TTCC reflects a consideration of both competitive forces and HP's performance. We have not assigned specific weights to these categories.

    We surveyed the total direct compensation (including long-term incentives) for chief executive officers of selected large industrial companies. Based upon this information, we determined a median around which we built a competitive range of total direct compensation for the former CEO. As a result of this review, we concluded that Mr. Platt's TTCC was in the low end of the competitive market and that his total direct compensation was competitive for CEOs running companies comparable in size and complexity to HP.

    We considered HP's financial and business results compared to other companies within the high-technology industry, HP's financial performance relative to its financial performance in prior periods, HP's progress in the promotion of women and minorities, HP's employee survey scores relative to industry norms, the fact that Mr. Platt assumed the additional responsibilities of a Chief Operating Officer, as well as Mr. Platt's performance ranking and total direct compensation history.

RESULTS

VARIABLE PAY

    At our November 1998 meeting, we reviewed Mr. Platt's salary and, following a review of the above factors and the adoption of the 1999 Variable Pay Plan, decided to increase Mr. Platt's TTCC for fiscal year 1999 to $2,600,000 from his TTCC in fiscal year 1998 of $2,000,000. However, pursuant to the 1999 Variable Pay Plan, we placed $1,600,000 of Mr. Platt's $2,600,000 TTCC "at risk." That is, Mr. Platt would receive the "at risk" portion of his TTCC only upon attainment of certain performance objectives. In addition, Mr. Platt, under the terms of the 1999 Variable Pay Plan, would also be entitled to receive up to an additional $3,200,000 beyond his TTCC in the event the performance objectives were exceeded. During our November 1998 meeting, we established that the fiscal year 1999 performance objectives under the 1999 Variable Pay Plan for Mr. Platt would be based on HP net profit dollars and economic value added.

    For fiscal year 1999, we determined that Mr. Platt would receive a payout of $2,972,241.

TRANSITION PAY

    Under the terms of his Transition Agreement, Mr. Platt received $3,900,000, representing 1.5 times his base salary and variable compensation amount payable, because he resigned from his position as Chairman on December 31, 1999. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

CASH PROFIT SHARING

    For fiscal year 1999, Mr. Platt received compensation under our cash-profit sharing program in the following amounts: $62,920 for HP's fiscal year 1999 first-half results and $79,560 for its fiscal year 1999 second-half results.

STOCK OPTIONS; PERFORMANCE-BASED RESTRICTED STOCK

    In determining Mr. Platt's stock incentive awards, we followed the same policy described above for other executive officers.

FISCAL YEAR 1999 GRANTS OF STOCK OPTIONS AND
PERFORMANCE-BASED RESTRICTED STOCK

    In November 1998, we granted Mr. Platt an option to purchase 300,000 shares of HP common stock with an exercise price equal to the fair market value of HP common stock on the date of grant. In granting the option to Mr. Platt, we reviewed the option grant value pursuant to the guidelines described above under "Long-term Incentives," evaluated Mr. Platt's performance against the performance criteria described above and considered competitive data showing total direct compensation for Mr. Platt and comparable CEOs. In November 1998, we also granted Mr. Platt 20,000 shares of performance-based restricted stock. In determining the size of this award, we considered Mr. Platt's performance and the size of the grant as compared to the size of grants to Mr. Platt's senior staff executives. Working within these parameters, we made an assessment that an award of 20,000 performance-based restricted shares to Mr. Platt was appropriate, based upon the attainment of certain earnings per share and return on assets goals over a three-year period. In November 1999, we reviewed the results for the mid-term bonus (three year performance period ending October 31, 1999) to determine awards for the performance-based restricted stock granted in fiscal 1997. We determined that the earnings per share and return on assets performance goals were achieved at 100%. Accordingly, the 50,000 shares (with a value of $4,495,500) that were granted to Mr. Platt in fiscal 1997 were released.

COMPENSATION COMMITTEE

Susan P. Orr, Chair
John B. Fery
Sam Ginn
Dr. Thomas E. Everhart (member through
  September 17, 1999)
Dr. David M. Lawrence (member through
  September 17, 1999)

                            STOCK PERFORMANCE GRAPH

    The graph below shows the five-year cumulative total shareowner return assuming the investment of $100 on October 31, 1994 (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P Technology Sector Index and a peer group.(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       HEWLETT-PACKARD  PEER GROUP  S & P 500  S & P TECHNOLOGY
           COMPANY                                  SECTOR
10/94             $100        $100       $100              $100
10/95             $191        $132       $126              $151
10/96             $184        $168       $157              $183
10/97             $259        $269       $207              $267
10/98             $256        $427       $253              $355
10/99             $318        $593       $299              $590

------------------------

(1) The peer group is composed of large companies that we compete with on a worldwide basis in the computing and imaging industry. They are: Apple Computer, Inc., Compaq Computer Corporation, Data General Corporation, Dell Computer Corp., EDS Corporation, EMC Corporation, Gateway, Inc., IBM Corporation, Iomega Corporation, Lexmark International Group Inc., Quantum Corporation, Seagate Technology, Inc., Sun Microsystems, Inc., Unisys Corporation and Xerox Corporation.

                                 OTHER MATTERS

    HP'S ANNUAL REPORT ON 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999, IS AVAILABLE WITHOUT CHARGE TO EACH SHAREOWNER, UPON SUCH SHAREOWNER'S WRITTEN REQUEST TO THE UNDERSIGNED AT HP'S ADDRESS INDICATED ON THE NOTICE OF MEETING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          /s/ ANN O. BASKINS
                                          ANN O. BASKINS
                                          Vice President, General
                                          Counsel and Secretary

Dated: January 18, 2000

                                   APPENDIX A

                    HEWLETT-PACKARD COMPANY 2000 STOCK PLAN

1.  PURPOSES OF THE PLAN.

    The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareowner's interest and share in the Company's success.

2.  DEFINITIONS.

    As used herein, the following definitions shall apply:

    (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "AFFILIATE" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

    (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

    (d) "AWARD" means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

    (e) "AWARDEE" means the holder of an outstanding Award.

    (f) "AWARD AGREEMENT" means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

    (g) "BOARD" means the Board of Directors of the Company.

    (h) "CASH AWARDS" means cash awards granted pursuant to Section 12 of the Plan.

    (i) "CODE" means the United States Internal Revenue Code of 1986, as amended.

    (j) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (k) "COMMON STOCK" means the common stock of the Company.

    (l) "COMPANY" means Hewlett-Packard Company, a Delaware corporation.

    (m) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity or any person who is an advisor, director or consultant of an Affiliate.

    (n) "DIRECTOR" means a member of the Board.

    (o) "EMPLOYEE" means a regular employee of the Company, any Subsidiary or any Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary for the relevant period, but shall exclude individuals who are classified by the Company or its Subsidiary as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or its Subsidiary or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Should an Awardee transfer from the Company to Agilent Technologies, Inc. prior to the Distribution Date (as defined in Section 1.20 of the Employees Matter Agreement between Agilent Technologies, Inc. and the Company), the Awardee will cease to be an Employee at the time of such transfer. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (q) "FAIR MARKET VALUE" means, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine.

    (r) "GRANT DATE" means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

    (s) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (v) "OPTION" means a stock option granted pursuant to the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

    (w) "PARTICIPANT" means an Employee, Director or Consultant.

    (x) "PLAN" means this 2000 Stock Plan.

    (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 11 of the Plan.

    (z) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

    (aa) "STOCK AWARDS" means right to purchase or receive Common Stock pursuant to Section 11 of the Plan.

    (bb) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  STOCK SUBJECT TO THE PLAN.

    Subject to the provisions of Section 14 and Section 6(d) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 125,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Preferred stock may be issued in lieu of Common Stock for Awards.

    If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto, if any, shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock that are either forfeited or repurchased by the

Company at their original purchase price shall become available for future grant or sale under the Plan. Shares that are tendered, whether by physical delivery or by attestation, to the Company by the Awardee as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for federal, state, city, local or foreign taxes incurred in connection with the exercise of any Award shall become available for future grant or sale under the Plan; provided, however, that the total number of Shares so tendered from which Incentive Stock Options may be granted shall not exceed 125,000,000.

4.  ADMINISTRATION OF THE PLAN.

    (a) PROCEDURE.

        (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Participants.

        (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of
             Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of
             Section 162(m) of the Code.

       (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        (iv) OTHER ADMINISTRATION. The Board may delegate to the Executive Committee of the Board (the "Executive Committee") the power to approve Awards to Participants who are not (A) subject to
             Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

    (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

        (i) to select the Participants to whom Awards may be granted hereunder;

        (ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

       (iii) to approve forms of agreement for use under the Plan;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        (v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

        (vi) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

       (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

      (viii) to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to
             Section 15(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

        (ix) to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

        (x) to authorize conversion or substitution under the Plan of any or all outstanding stock options or outstanding stock appreciation rights held by service providers of an entity acquired by the Company (the "Conversion Options"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Options shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

        (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

       (xii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

    (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Awardees.

5.  ELIGIBILITY.

    Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary.

6.  LIMITATIONS.

    (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee's employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

    (c) No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

    (d) The following limitations shall apply to grants of Awards:

        (i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 5,000,000 Shares.

        (ii) In connection with his or her initial service, a Participant may be granted Options to purchase up to an additional 5,000,000 Shares which shall not count against the limit set forth in subsection
             (i) above.

       (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

        (iv) The maximum aggregate number of Shares underlying Stock Awards that may be granted under this Plan is ten million (10,000,000) Shares.

        (v) The maximum aggregate number of Shares underlying Non-Statutory Stock Options with an exercise price of less than Fair Market Value on the Grant Date that may be granted under Section 9(a)(ii) of this Plan is fifteen million (15,000,000) Shares.

        (vi) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

7.  TERM OF PLAN.

    Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is adopted by the Board unless terminated earlier under Section 15 of the Plan.

8.  TERM OF AWARD.

    The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten
(10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be 10 1/2 years in certain jurisdictions outside the United States as determined by the Administrator.

9.  OPTION EXERCISE PRICE AND CONSIDERATION.

    (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        (i) In the case of an Incentive Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than seventy-five percent (75%) of the Fair Market Value per Share on the Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of
             Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

       (iii) Notwithstanding the foregoing, at the Administrator's discretion, Conversion Options (as defined in Section 4(b)(x)) may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date and shall not be subject to the provisions of Section 6(d)(v) above.

        (iv) Other than in connection with a change in the Company's capitalization (as described in Section 14(a)), Options may not be repriced, replaced, regranted through cancellation or modified without shareowner approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Stock Options or Nonstatutory Stock Options.

    (b) VESTING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

    (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

        (i) cash;

        (ii) check or wire transfer (denominated in U.S. Dollars);

       (iii) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

        (v) any combination of the foregoing methods of payment; or

        (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREOWNER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. No Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested upon the Awardee's return to active employment status. An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed exercised when the Company receives
       (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option;
       (ii) full payment for the Shares with respect to which the related Option is exercised; and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

       Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareowner shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

       Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) TERMINATION OF EMPLOYMENT. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), (e) and (f) below, the Awardee's Option, whether vested or unvested, shall terminate immediately upon the Awardee's termination. On the date of the Awardee's termination of employment, the Shares covered by the unvested portion of his or her Option shall revert to the Plan. If, prior to termination of employment, the Awardee does not exercise his or her vested Option, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) DISABILITY OR RETIREMENT OF AWARDEE. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's total and permanent disability or retirement due to age, in accordance with the Company's or its Subsidiaries' retirement policy, all unvested Options shall immediately vest and the Awardee may exercise his or her Option within three
       (3) years of the date of such disability or retirement for a Nonstatutory Stock Option; within three (3) months of the date of such disability or retirement for an Incentive Stock Option; or if earlier, the expiration of the term of such Option. If the Awardee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) DEATH OF AWARDEE. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, all unvested Options shall immediately vest and all Options may be exercised for one
       (1) year following the Awardee's death. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Option under the Awardee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) VOLUNTARY SEVERANCE INCENTIVE PROGRAM. If an Awardee ceases to be an Employee as a result of participation in the Company's or its Subsidiaries' voluntary severance incentive program approved by the Board or Executive Committee, all unvested Options shall immediately vest and all outstanding Options shall be exercisable for three (3) months following the Awardee's termination (or such other period of time as provided for by the Administrator) or, if earlier, the expiration of the term of such Option. If, after termination, of Awardee's employment the Awardee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (f) DIVESTITURE. If an Employee ceases to be a Participant because of a divestiture of the Company, the Administrator may, in its sole discretion, make such Employee's outstanding Options fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Awardee does not exercise his or her Option within the time specified therein, the Option shall terminate and the shares covered by such Option shall revert to the Plan.

    (g) BUYOUT PROVISIONS. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

11.  STOCK AWARDS.

    (a) GENERAL. Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

    (b) FORFEITURE. Unless the Administrator determines otherwise, the Award Agreement shall provide for the forfeiture of the unvested Restricted Stock upon the Awardee ceasing to be an Employee except as provided below in Sections 11(c), (d) and (e). To the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the original price paid by the Awardee upon Awardee ceasing to be a Participant for any reason, except as provided below in Sections 11(c), (d) and (e).

    (c) DISABILITY OR RETIREMENT OF AWARDEE. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's total and permanent disability or retirement due to age, in accordance with the Company's or its Subsidiaries' retirement policy, the Award shall continue to vest, provided the following conditions are met:

        (i) The Awardee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the Awardee or a significant (greater than 10%) interest in the particular organization. For the purposes of this subsection, a company (other than a Subsidiary) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company shall be deemed to compete with the Company;

        (ii) The Awardee shall not, without prior written authorization from the Company, use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company;

       (iii) The Awardee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries; and

        (iv) An Awardee retiring due to age shall render, as a Consultant and not as an Employee, such advisory or consultative services to the Company as shall be reasonably requested by the Board or the Executive Committee in writing from time to time, consistent with the state of the retired Awardee's health and any employment or other activities in which such Awardee may be engaged. For purposes of this Plan, the Awardee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services.

    (d) DEATH OF AWARDEE. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement). The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee's will or the laws of descent or distribution.

    (e) VOLUNTARY SEVERANCE INCENTIVE PROGRAM. If an Awardee ceases to be an Employee as a result of participation in the Company's or its Subsidiaries' voluntary severance incentive program approved by the Board or Executive Committee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole years between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement).

    (f) RIGHTS AS A SHAREOWNER. Unless otherwise provided for by the Administrator, once the Stock Award is accepted, the Awardee shall have the rights equivalent to those of a shareowner, and shall be a shareowner when his or her acceptance of the Stock Award is entered upon the records of the duly authorized transfer agent of the Company.

12.  CASH AWARDS.

    Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

13.  NON-TRANSFERABILITY OF AWARDS.

    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
     SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareowners of the Company, the number and kind of shares of Common Stock covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

    (c) MERGER OR ASSET SALE. In the event there is a change of control of the Company, as determined by the Board, the Board may, in its discretion,
       (A) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (B) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and (C) provide for the cancellation of Awards for a cash payment to the Awardee.

15.  AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) SHAREOWNER APPROVAL. The Company shall obtain shareowner approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.  DESIGNATION OF BENEFICIARY.

    (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Hewlett-Packard Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.

    (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

17.  LEGAL COMPLIANCE.

    Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.  INABILITY TO OBTAIN AUTHORITY.

    To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  RESERVATION OF SHARES.

    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.  SHAREOWNER APPROVAL.

    The Plan shall be subject to approval by the shareowners of the Company within twelve (12) months of the date the Plan is adopted. Such shareowner approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.  NOTICE.

    Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

22.  GOVERNING LAW.

    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

23.  UNFUNDED PLAN.

    Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 11, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

                                   APPENDIX B

                          HEWLETT-PACKARD COMPANY 2000
                          EMPLOYEE STOCK PURCHASE PLAN
                          (EFFECTIVE NOVEMBER 1, 2000)

1.  PURPOSE.

    The purpose of this Plan is to provide an opportunity for Employees of Hewlett-Packard Company (the "Corporation") and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

2.  DEFINITIONS.

    (a) "BOARD" shall mean the Board of Directors of the Corporation.

    (b) "CODE" shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

    (c) "COMMITTEE" shall mean the committee appointed by the Board in accordance with Section 14 of the Plan.

    (d) "COMMON STOCK" shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

    (e) "COMPENSATION" shall mean an Employee's base cash compensation, commissions and shift premiums paid on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary, but shall exclude payments for overtime, incentive compensation, incentive payments and bonuses, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

    (f) "CORPORATION" shall mean Hewlett-Packard Company, a Delaware corporation.

    (g) "DESIGNATED SUBSIDIARY" shall mean a Subsidiary that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

    (h) "EMPLOYEE" shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the Corporation's or such Designated Subsidiary's payroll records during the relevant participation period. Employees shall not include individuals whose customary employment is for not more than five (5) months in any calendar year or individuals classified as independent contractors.

    (i) "ENTRY DATE" shall mean the first Trading Day of the Offering Period or, for new Participants, the first Trading Day of their first Purchase Period.

    (j) "FAIR MARKET VALUE" shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange on the date of determination if that date is a Trading Day, or if the date of determination is not a Trading Day, the last market

       Trading Day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

    (k) "OFFERING PERIOD" shall mean the period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after November 1, of every other year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed or modified by the Committee.

    (l) "PARTICIPANT" shall mean a participant in the Plan as described in
       Section 5 of the Plan.

    (m) "PLAN" shall mean this Employee Stock Purchase Plan.

    (n) "PURCHASE DATE" shall mean the last Trading Day of each Purchase Period.

    (o) "PURCHASE PERIOD" shall mean the period of six (6) months commencing after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period shall commence on the Plan's effective date. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period.

    (p) "PURCHASE PRICE" shall mean 85% of the Fair Market Value of a share of Common Stock on the Entry Date or on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 7.4.

    (q) "SHAREOWNER" shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation's by-laws.

    (r) "SUBSIDIARY" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

    (s) "TRADING DAY" shall mean a day on which U.S. national stock exchanges and the NASDAQ System are open for trading.

3.  ELIGIBILITY.

    Any Employee regularly employed on a full-time or part-time (20 hours or more per week on a regular schedule) basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Purchase Period beginning on that Entry Date. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Code Section 414(q). No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code
Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 15 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.  OFFERING PERIODS.

    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the date twenty-four (24) months from the first date of the immediately preceding Offering Period, or on such other date as the Committee shall determine, and continuing thereafter for twenty-four (24) months or until terminated pursuant to Section 13 hereof. The first Offering Period shall commence on November 1, 2000. The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without Shareowner approval if such change is announced at least five
(5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  PARTICIPATION.

    5.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed ten percent (10%) of the Employee's Compensation. All payroll deductions may be held by the Corporation and commingled with its other corporate funds where administratively appropriate. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

    5.2 Under procedures established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee, prior to the fifth business day preceding the Purchase Date. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated payroll deductions will be refunded to the Participant without interest. The Committee may establish rules limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

    5.3 A Participant may change his or her rate of contribution through payroll deductions at any time by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). In accordance with Section 423(b)(8) of the Code, the Committee may reduce a Participant's payroll deductions to zero percent (0%) at any time during a Purchase Period.

6.  TERMINATION OF EMPLOYMENT.

    In the event any Participant terminates employment with the Corporation or any of its Designated Subsidiaries for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or, in the case of death, to the Participant's heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries, Subsidiaries and the Corporation, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

7.  OFFERING.

    7.1 Subject to adjustment as set forth in Section 10, the maximum number of shares of Common Stock, which may be issued pursuant to the Plan, shall be fifty million (50,000,000). If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    7.2 Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive six (6) month Purchase Periods commencing at the beginning of each fiscal year half (November 1 and May 1). The Committee shall have the power to change the duration of future Purchase Periods, without Shareowner approval, and without regard to the expectations of any Participants.

    7.3 Each eligible Employee who has elected to participate as provided in
       Section 5.1 shall be granted an option to purchase that number of whole shares of Common Stock (not to exceed 5,000 shares) which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Purchase Period at the purchase price specified in
       Section 7.4 below, subject to the additional limitation that no Employee participating in the Section 423 Plan shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code
       Section 423(b)(8).

    7.4 The purchase price under each option shall be the lower of: (i)a percentage (not less than eighty-five percent (85%)) established by the Committee ("Designated Percentage") of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or
       (ii) the Designated Percentage of the Fair Market Value on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

8.  PURCHASE OF STOCK.

    Upon the expiration of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 7.4. Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which the Corporation or its Designated Subsidiary is required by law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

9.  PAYMENT AND DELIVERY.

    As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareowner rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.  RECAPITALIZATION.

    If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 7.1 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

    The Board's determinations under this Section 10 shall be conclusive and binding on all parties.

11.  MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

    In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

    In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

12.  TRANSFERABILITY.

    Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to
Section 5.2.

13.  AMENDMENT OR TERMINATION OF THE PLAN.

    13.1 The Plan shall continue until November 1, 2010 unless otherwise terminated in accordance with Section 13.2.

    13.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 10 of the Plan.

14.  ADMINISTRATION.

    The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

15.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

    The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

16.  SECURITIES LAWS REQUIREMENTS.

    The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.  GOVERNMENTAL REGULATIONS.

    This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

18.  NO ENLARGEMENT OF EMPLOYEE RIGHTS.

    Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

19.  GOVERNING LAW.

    This Plan shall be governed by Delaware law, without regard to that State's choice of law rules.

20.  EFFECTIVE DATE.

    This Plan shall be effective November 1, 2000, subject to approval of the Shareowners of the Corporation within 12 months before or after its adoption by the Board.

21.  REPORTS.

    Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

22.  DESIGNATION OF BENEFICIARY FOR OWNED SHARES.

    With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant's behalf, the Participant may be permitted to file a written designation of beneficiary. The Participant may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant's death, the Corporation or its assignee shall deliver such shares of Common Stock to the designated beneficiary.

    Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant's death, the Corporation shall deliver such shares of Common Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock to the spouse, dependent or relative of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine.

                                   APPENDIX C

                            HEWLETT-PACKARD COMPANY
                              PAY-FOR-RESULTS PLAN
                 (AMENDED AND RESTATED AS OF NOVEMBER 1, 1999)

1.  PURPOSE.

    The purpose of the Hewlett-Packard Company Pay-For-Results Plan (formerly known as the Hewlett-Packard Company Variable Pay Plan) is to provide certain employees of Hewlett-Packard Company and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria. The incentive compensation provided under the Plan is comprised of Short-Term Bonuses and Mid-Term Bonuses, as more fully described herein.

2.  DEFINITIONS.

    As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

    (b) "AFM" shall mean the Company's Accounting and Financial Manual, as posted from time to time on the Company's internal web site.

    (c) "BASE PAY" shall mean the annual base rate of cash compensation, excluding bonuses, commissions, overtime pay, Bonuses, Target Bonuses, shift differential, payments under the Hewlett-Packard Company Employee Benefits Organization Income Protection Plan and the Hewlett-Packard Company Supplemental Income Protection Plan, or any other additional compensation.

    (d) "BOARD" shall mean the Board of Directors of the Company.

    (e) "BONUS" shall mean:

        (i) a Short-Term Bonus ("STB") which shall be a cash payment; or

        (ii) a Mid-Term Bonus ("MTB") which shall be a Stock Award, a Cash Award, or a discounted non-statutory stock option granted under, and in accordance with the terms of, the Hewlett-Packard Company 1995 Incentive Stock Plan and/or the Hewlett-Packard Company 2000 Stock Plan (and successors thereto). "Stock Award," "Cash Award," and non-statutory stock option" shall have the meanings set forth in such plans.

       A Bonus may be an addition to Base Pay made pursuant to the Plan with respect to a particular Performance Period. The amount of a Bonus may be less than, equal to, or greater than the Target Bonus; provided, however, that a STB shall not be greater than an amount equal to three hundred percent (300%) of the STB Target Bonus and a MTB shall not be greater than two hundred percent (200%) of the MTB Target Bonus.

    (f) "CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time, and any successors thereto.

    (g) "COMMITTEE" shall mean the Committee designated pursuant to Section 4 of the Plan.

    (h) "COMPANY" shall mean Hewlett-Packard Company, a Delaware corporation.

    (i) "COVERED OFFICER" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of

       Section 162(m); provided, however that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected not to be such a "covered employee," with respect to the then current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Bonus will be paid.

    (j) "FISCAL YEAR" shall mean the twelve-month period from November 1 through October 31.

    (k) "NET ORDER DOLLARS" shall be as defined in the Company's Corporate Marketing Policy, as posted on the Company's internal web site at the start of the Performance Period.

    (l) "NET PROFIT DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

    (m) "NET PROFIT GROWTH" shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

    (n) "NET REVENUE DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

    (o) "PARTICIPANT" shall mean each salaried employee of the Company or its Affiliates in active service whose position is designated by the Committee as eligible for participation in the Plan; provided, however, that Participants must be selected prior to the Predetermination Date.

    (p) "PERFORMANCE MEASURE" shall mean any measurable criteria tied to the Company's success that the Committee may determine, including, but not limited to, Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, Total Shareowner Return Relative to Peer Index, individual performance, earnings per share, return on assets, return on equity, other Company and business unit financial objectives, customer satisfaction indicators and operational efficiency measures.

    (q) "PERFORMANCE PERIOD" shall mean:

        (i) with respect to a STB, a six-month period of time based upon the halves of the Company's Fiscal Year, or such other time period as shall be determined by the Committee.

        (ii) with respect to a MTB, a period of three (3) consecutive Fiscal Years, with a new Performance Period beginning on the first day of each Fiscal Year of the Company, or such other time period as shall be determined by the Committee.

    (r) "PLAN" shall mean the Hewlett-Packard Company Pay-For-Results Plan as amended from time to time.

    (s) "PREDETERMINATION DATE" shall mean (i) a date not later than the expiration of 25% of the Performance Period, provided that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Section 162(m).

    (t) "REVENUE GROWTH" shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

    (u) "SECTION 162(m)" shall mean Section 162(m) of the Code.

    (v) "TARGET BONUS" shall mean a Bonus amount that may be paid if 100% of all applicable Performance Measures are achieved in the Performance Period. The Target Bonus shall be equal to a fixed percentage of the Participant's Base Pay for such Performance Period. Such percentage shall be determined by the Committee prior to the Predetermination Date.

    (w) "TOTAL SHAREOWNER RETURN RELATIVE TO PEER INDEX" shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

3.  ELIGIBILITY.

    Persons employed by the Company or any of its Affiliates during a Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date a Bonus is made) and may be considered by the Committee for a Bonus. A Participant is not rendered ineligible to be a Participant by reason of being a member of the Board. Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

4.  ADMINISTRATION.

    (a) Unless otherwise designated by the Board, the Compensation Committee of the Board shall be the Committee under the Plan. A director may serve as a member or an alternate member of the Committee only during periods in which the director is an "outside director" as described in
       Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareowners, employees and Participants. In the case of Participants who are not Covered Officers, the Committee may empower certain person(s) or a committee to administer the Plan, whose decisions shall similarly be final, conclusive and binding upon all parties.

    (b) The expenses of the administration of the Plan shall be borne by the Company.

5.  TERM.

    Subject to Section 10(g), the Plan shall be effective as of November 1, 1999 and shall be applicable for future Fiscal Years of the Company unless amended or terminated by the Board or the Committee pursuant to Section 10(e).

6.  BONUSES.

    Prior to the Predetermination Date, the Committee shall designate or approve
(i) the employees who will be Participants for a Performance Period, (ii) the maximum Bonuses, the Target Bonuses and the applicable Performance Measures for each Participant, (iii) the percentages allocated to each Participant for each Performance Measure, and (iv) the Performance Period. Notwithstanding the foregoing, all Performance Measures pertaining to any Covered Officer shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether performance results with respect to such Performance Measures have been achieved.

7.  DETERMINATION OF AMOUNT OF BONUS.

    (a) CALCULATION. Within 30 days after the end of the relevant Performance Period, the Committee, or, in the case of a Bonus to a Participant who is not a Covered Officer, the person(s) or committee empowered by the Committee or the Board, shall determine the amount of the Bonus for each Participant by:

        (i) Determining the actual performance results for each Performance Measure;

        (ii) Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Bonus for each Participant; and

       (iii) Certifying by resolution duly adopted by the Committee (or by the person(s) or committee empowered by the Committee in the case of Participants who are not Covered Officers) the value of the Bonus for each Participant so determined.

    (b) ADJUSTMENTS TO BONUSES. In its sole discretion, the Committee may, but is not required to, make an adjustment to a Participant's Bonus to take into account: (i) aggregate out-of-pocket purchase price amounts paid for all acquisitions and investments that (A) closed in the applicable Performance Period, (B) were not already taken into account in the Participant's Performance Measures for such period, and (C) exceeded U.S. $50 million; (ii) the effect of any major change in U.S. accounting principles in the applicable Performance Period; and/or (iii) the effect of any major reorganization within the Company during the applicable Performance Period.

    (c) NO ADJUSTMENTS FOR COVERED OFFICERS. Notwithstanding the provisions of
       Section 7(b) above, any adjustments made in accordance with or for the purposes of Section 7(b) shall be disregarded for purposes of calculating the Bonus to any Covered Officer to the extent that such adjustments would have the effect of increasing such Bonus.

    (d) COMMITTEE DISCRETION. Notwithstanding any other provision of this Plan, the Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, reduce or eliminate to zero the amount of a Bonus to a Participant otherwise calculated in accordance with the provisions of Section 7(a) prior to payment thereof. The Committee shall make a determination of whether and to what extent to reduce Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. The reduction in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period.

    (e) MAXIMUM. Notwithstanding any other provision of this Plan, the maximum STB that may be paid to a Covered Officer under the Plan with respect to a particular Performance Period is $4 million and the maximum MTB that may be paid to a Covered Officer under the Plan with respect to a particular Performance Period is $8 million. To the extent the period of time defining a Performance Period is changed by the Committee, then the maximum STB or MTB Bonus that may be paid to a Covered Officer under the Plan is an amount that bears the same pro rata relationship to the new period of time as the above amount does to the current six-month or three-year (as applicable) Performance Period as set by the Committee.

8.  PAYMENT OF BONUSES.

    (a) Payment of a Bonus to a Participant shall be made as soon as practicable after determination of the amount of the Bonus under Section 7 above, except to the extent a Participant has made a timely election to defer the payment of all or any part of the portion of such Bonus (if otherwise payable in cash) under the Hewlett-Packard Company Executive Deferred Compensation Plan. Payment of a STB, and of a MTB paid in the form of a Cash Award, shall be made in a single, lump-sum cash payment.

    (b) The payment of a Bonus with respect to a specific Performance Period requires that the employee be on the Company's payroll as of the end of such Performance Period. In the case of death, permanent and total disability or retirement, the Committee, in its sole discretion, may make exceptions to this requirement. No Bonus shall be paid unless and until the Committee has certified in writing the amount and, with respect to a MTB, the form (Stock Award, Cash Award, or discounted non-statutory stock option) to be paid under the Plan to the Participant.

    (c) Payments of Bonuses to Participants who are on the payroll of Affiliates of the Company shall be paid directly by such entities; except that if a MTB is in the form of a Stock Award or discounted non-statutory stock option, such payment shall be made by the Company.

9.  CHANGES IN STATUS.

    (a) If during a Performance Period a person is promoted into a position previously designated by the Committee for participation under the Plan, that person will be able to commence participation in the Plan with respect to a STB and/or MTB at the beginning of the next applicable Performance Period.

    (b) If a Participant transfers from one eligible position to another during a Performance Period, any STB Bonus will be prorated based on the performance of the Participant in each position. Such change will have no effect on a MTB.

    (c) If during a Performance Period a Participant transfers into a position that is not eligible for participation under the Plan, any STB will be prorated based upon the employee's time spent in the eligible position. Such change will have no effect on a MTB.

    (d) If a Participant is on a Company approved leave of absence during a Performance Period, any Bonus will be prorated based upon the employee's time spent actively at work.

    (e) A Participant will forfeit any Bonus for a Performance Period during which a Participant is involuntarily terminated for cause or voluntarily terminates his or her employment with the Company for any reason, except that if the reason for termination is the Participant's death, permanent and total disability or retirement at the age and service-year level set by the Company or the local law requirements where the Participant is employed, the Committee, in its sole discretion, may determine that this forfeiture provision shall not apply.

    (f) If a Participant's Base Pay changes during a Performance Period, any STB will be based on the Participant's average Base Pay for the Performance Period, as determined by the Committee. Any MTB will be based on the Participant's Base Pay at the beginning of the Performance Period.

10.  MISCELLANEOUS.

    (a) NO ASSIGNMENT. No portion of any Bonus under the Plan may be assigned or transferred otherwise than by will or the laws of descent and distribution prior to the payment thereof.

    (b) TAX REQUIREMENTS. All payments made pursuant to the Plan or deferred pursuant to Section 8(a) shall be subject to all applicable taxes or contributions required by federal, state or local law to be withheld, in accordance with the procedures to be established by the Committee.

    (c) NO ADDITIONAL PARTICIPANT RIGHTS. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment is terminable at the will of either party and, if such

       Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment contract.

    (d) LIABILITY. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

    (e) AMENDMENT; SUSPENSION; TERMINATION. The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the Executive Committee of the Board or any of the General Counsel, Secretary or Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.

    (f) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

    (g) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

    (h) NO TRUST. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (i) SECTION 162(m). All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in
       Section 162(m)(4)(C) of the Code, and the Plan shall be so construed. Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

    (j) DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Bonuses which may be paid to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

    (k) EFFECT ON COMPANY BENEFIT PLANS. With the exception of the Hewlett-Packard Company Executive Deferred Compensation Plan and the Hewlett-Packard Company Excess Benefit Plan (except that a MTB shall not be taken into account for purposes of determining retirement benefits), it is the intent of the Company that Company benefits payable or accruable to Participants, to the extent such benefits are based on earnings or compensation level, shall be based on Base Pay. Notwithstanding the foregoing, this paragraph (k) shall apply to Participants outside of the United States to the extent permissible under applicable local laws.

    (l) EFFECT ON FY99 PLAN AND SHAREOWNER APPROVAL. This Plan amends and supersedes the Hewlett-Packard Company Variable Pay Plan effective November 1, 1998. At the Company's Annual Meeting of Shareowners in February 2000, shareowners of the Company will be asked to approve the amended Plan only if and to the extent necessary to allow the Company under Section 162(m) to preserve the tax deductibility of payments for performance-based compensation made under the plan to Covered Officers. Future Plan amendments shall require shareowner approval only if and to the extent required by applicable law or the applicable rules of any stock exchange.

DIRECTIONS TO THE FLINT CENTER

FROM SAN FRANCISCO:

Take 280 South to 85 South towards Gilroy.                                 [MAP]

Exit at Stevens Creek Blvd. (1st off-ramp).

Turn East (left) onto Stevens Creek Blvd. (over freeway), then turn right onto Mary Ave. (2nd light).

Upon entering De Anza College campus, bear right and follow signs to parking.

At stop sign turn left.

Parking is available in the parking structure on your right.

FROM SAN JOSE:

Take 280 North to the De Anza Blvd. exit.

Turn South (left) onto De Anza Blvd. and proceed to Stevens Creek Blvd., turn right onto Stevens Creek then left onto Mary Ave.

Upon entering De Anza College campus, bear right and follow signs to parking.

At stop sign turn left.

Parking is available in the parking structure on your right.

--------------------------------------------------------------------------------

                          [LOGO]                                                       [LOGO]
               ANNUAL MEETING OF SHAREOWNERS                                ANNUAL MEETING OF SHAREOWNERS
           Flint Center for the Performing Arts                         Flint Center for the Performing Arts
               21250 Stevens Creek Boulevard                                21250 Stevens Creek Boulevard
                   Cupertino, California                                        Cupertino, California
                     February 29, 2000                                            February 29, 2000
                         2:00 P.M.                                                    2:00 P.M.

                         ADMIT ONE                                                    ADMIT ONE

[5968-8588E]

                           HEWLETT-PACKARD COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-5.            WITHHOLD  FOR ALL
                                                       FOR     ALL      EXCEPT
1.  ELECTION OF DIRECTORS - 01-P.M. Condit, 02-P.C.
    Dunn, 03-C.S. Fiorina, 04-S. Ginn, 05-R.A.         [  ]    [  ]      [  ]
    Hackborn, 06-W.B. Hewlett, 07-G.A. Keyworth II,
    08-S.P. Orr, 09-R.P. Wayman

_________________________________________________
(Except nominee(s) written above)
                                                       FOR   AGAINST   ABSTAIN
2.  Proposal to ratify PricewaterhouseCoopers LLP
    as the Company's independent accountants.          [  ]    [  ]      [  ]


                                                       FOR   AGAINST   ABSTAIN
3.  Proposal to approve the Company's 2000 Stock
    Plan and the reservation of shares thereunder.     [  ]    [  ]      [  ]


                                                       FOR   AGAINST   ABSTAIN
4.  Proposal to approve the Company's 2000 Employee
    Stock Purchase Plan and the reservation of shares  [  ]    [  ]      [  ]
    thereunder.

                                                       FOR   AGAINST   ABSTAIN
5.  Proposal to approve the Company's Pay-for-Results
    Plan.                                              [  ]    [  ]      [  ]

                                       In their discretion the Proxies are
                                       authorized to vote upon such other
                                       business as may properly come before
                                       the meeting.

                                       THIS PROXY WHEN PROPERLY EXECUTED WILL
                                       BE VOTED IN THE MANNER DIRECTED HEREIN
                                       BY THE UNDERSIGNED STOCKOWNER. IF NO
                                       DIRECTION IS MADE, THIS PROXY WILL BE
                                       VOTED FOR ITEMS 1 THROUGH 5.


              ____________________  ____________________ Dated: _________, 2000
              Signature             Signature

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.
-------------------------------------------------------------------------------
                            DETACH PROXY CARD HERE
CONTROL NUMBER
                                                                       [LOGO]
                                                                       invent
              YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

   QUICK  *  EASY  * IMMEDIATE  *  AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

HEWLETT-PACKARD COMPANY encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2000 proxy statement and then follow these easy steps:

                             --------------------------------------------------
TO VOTE BY PHONE             Call toll free 1-888-776-5651 in the United
                             States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

                             Enter the 6-digit CONTROL NUMBER located above.

                             Option #1:  To vote as the Board of Directors
                                         recommends on ALL proposals: Press 1

                                         When asked, please confirm your vote
                                         by pressing 1

                             Option #2:  If you choose to vote on each
                                         proposal separately, press 0 and
                                         follow the simple recorded
                                         instructions.
                             --------------------------------------------------

                             --------------------------------------------------
TO VOTE BY INTERNET          Go to the following Website:

                             www.harrisbank.com/wproxy

                             Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.

                             Follow the simple instructions on the screen.
                             --------------------------------------------------

  If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                            THANK YOU FOR VOTING!

4916--HEWLETT-PACKARD COMPANY

[LOGO]                                                                    PROXY
invent

                           HEWLETT-PACKARD COMPANY

             ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 29, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Carleton S. Fiorina and Ann O. Baskins and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Hewlett-Packard Company held of record by the undersigned on December 31, 1999, at the annual meeting of stockholders to be held on Tuesday, February 29, 2000, or any adjournment thereof.


     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-------------------------------------------------------------------------------


         Dear Stockholder:

              On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

              Thank you for your attention to these matters.

                                            HEWLETT-PACKARD COMPANY


4916--HEWLETT-PACKARD COMPANY